                                                                     EXHIBIT 2.3
                                                                     -----------


                    AMENDED AND RESTATED MASTER ASSET AND STOCK PURCHASE
               AGREEMENT, dated as of March 31, 2000, among LYONDELL CHEMICAL COMPANY, a Delaware corporation ("Lyondell"), the entities set
                                                 --------
               forth on Schedule I (the "Lyondell Selling Subsidiaries"), BAYER
                                         -----------------------------
               AG, a German corporation ("BAYER AG") and BAYER CORPORATION, an
                                          --------
               Indiana corporation ("Bayer Corp." and, together with BAYER AG,
                                     -----------
               "Purchaser").
                ---------

          Lyondell and the Lyondell Selling Subsidiaries desire to sell to Purchaser and the Purchaser Designees, and Purchaser and the Purchaser Designees desire to purchase from Lyondell and the Lyondell Selling Subsidiaries, certain assets and liabilities of the Polyols Business of Lyondell upon the terms and subject to the conditions of this Amended and Restated Master Asset and Stock Purchase Agreement, as amended and supplemented from time to time in accordance with the terms hereof (this "Agreement").
                             ---------

          Accordingly, the parties hereby agree as follows:

                                   ARTICLE I

           Purchase and Sale of Acquired Assets and Acquired Shares
           --------------------------------------------------------

          SECTION 1.01.  Purchase and Sale. On the terms and subject to the
                         -----------------
conditions of this Agreement, at the Closing, Lyondell and the Lyondell Selling Subsidiaries shall sell, assign, transfer, convey and deliver free and clear of any Liens (other than Permitted Liens) to Purchaser or such direct or indirect Affiliates of Purchaser as Purchaser designates (any such designated Affiliates, a "Purchaser Designee"), and Purchaser and the Purchaser Designees shall
   ------------------
purchase from Lyondell and the Lyondell Selling Subsidiaries all the right, title and interest as of the Closing of Lyondell and the Lyondell Selling Subsidiaries in, to and under the Acquired Assets and the Acquired Shares, for
(i) an aggregate purchase price of $____________ (the "Polyols Business Purchase
                                                       -------------------------
Price"), payable as set forth in Section 2.02 and subject to adjustment as set
-----
forth in Section 1.05 resulting in an Estimated Polyols Business Purchase Price of $___________ and (ii) the assumption of the Assumed Liabilities. The purchase and sale of the Acquired Assets and the Acquired Shares and the assumption of the Assumed Liabilities is referred to in this Agreement as the "Polyols
                                                                 -------
Acquisition".
-----------

          SECTION 1.02.  Acquired Assets and Excluded Assets. (a) The term
                         ------------------------------------
"Acquired Assets" means all the business, properties, assets, goodwill and
 ---------------
rights of Lyondell and the Lyondell Selling Subsidiaries of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Lyondell or the Lyondell Selling Subsidiaries on the Closing Date and used or held for use primarily in the operation or conduct of the Polyols Business, other than the Excluded Assets (as defined in Section 1.02(b)), including:

          (i) all real property, leaseholds and other interests in real property of Lyondell or the Lyondell Selling Subsidiaries listed in
     Schedule 1.02(a)(i), in each case together with Lyondell's and the Lyondell Selling Subsidiaries's right, title and interest in all buildings, improvements and fixtures thereon and all appurtenances thereto;

          (ii) all PO and other raw materials, work-in-process, finished goods, supplies, parts, spare parts (with respect to spare parts located in common stores, those spare parts dedicated by number or otherwise marked or identified for the Polyols Business) and other inventories, in each case, of Lyondell or the Lyondell Selling Subsidiaries (including such items in transit, on consignment or in the possession of any third party) on the Closing Date that are used or held for use primarily in the operation or conduct of the Polyols Business; provided, that with respect to PO, only in
                                      --------
     a quantity equivalent to the amount purchasable with the dollar amount included on the 1998 Working Capital Statement under "PO and other RM inventory" (which represents approximately 30 days' worth of PO); provided,
                                                                       --------
     further, that common stores materials, supplies and spare parts will be
     -------
     included, but only to the extent reflected in the Closing Working Capital Statement (collectively, all such items, the "Inventory");
                                                   ---------

          (iii) all other tangible personal property and interests therein, including all machinery, equipment, furniture, furnishings and vehicles (including railroad cars and other transportation-related equipment and facilities and Polyols storage tanks), of Lyondell or the Lyondell Selling Subsidiaries that are used or held for use primarily in the operation or conduct of the Polyols Business, including the items set forth in Schedule 1.02(a)(iii) (the "Personal Property");
                        -----------------

          (iv) all accounts receivable of Lyondell or the Lyondell Selling Subsidiaries on the Closing Date that are included in "Account receivables-direct" under the Closing Working Capital Statement (the "Included
                                                               --------
     Receivables"), but not including those account receivables that are
     -----------
     included in "Account receivables-indirect" under the Closing Working Capital Statement (the "Excluded Receivables");
                             --------------------

          (v) all patents (including all reissues, divisions, continuations and extensions thereof), patent applications, patent rights, trademarks, trademark registrations, trademark applications, servicemarks, trade names, business names, brand names, copyrights, copyright registrations, designs, design registrations, and all rights to any of the foregoing ("Intellectual
                                                                    ------------
     Property"), of Lyondell or the Lyondell Selling Subsidiaries that are used
     --------
     or held for use primarily in the operation or conduct of the Polyols Business, including the items set forth in Schedule 1.02(a)(v) (such Intellectual Property being the "Assigned Intellectual Property");
                                      ------------------------------

          (vi) all trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how of Lyondell or the Lyondell Selling Subsidiaries that are used or held for use primarily in the operation or conduct of the Polyols Business, including those relating to the Impact Technology (the "Technology");
                                                   ----------

          (vii) all Permits of Lyondell or the Lyondell Selling Subsidiaries that are used or held for use primarily in the operation or conduct of the Polyols Business (the "Assigned Permits"), except for such Permits that
                            ----------------
     Lyondell and Purchaser agree are to be retained by Lyondell or the Lyondell Selling Subsidiaries (the "Retained Permits") and those Permits listed on
                                ----------------
     Part III of Schedule 1.02(a)(vii) (a list of material Permits is set forth in Part I of Schedule 1.02(a)(vii) and a list of proposed material Retained Permits is set forth in Part II of Schedule 1.02(a)(vii));

          (viii) all contracts, leases, subleases, licenses, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written ("Contracts") to which Lyondell or the Lyondell Selling
                       ---------
     Subsidiaries is a party or by which Lyondell or the Lyondell Selling Subsidiaries is bound, including those that are used or held for use solely in, or that arise solely out of, the operation or conduct of the Polyols Business and those related primarily (but not solely) to the Polyols Business and in part related to other businesses of Lyondell but only to the extent such Contracts are related to the Polyols Business (the "Assigned Contracts");
                                                         ------------------

          (ix) the Acquired Shares and all partnership interests or any other equity interests in any partnership, corporation, company, limited liability company, joint venture, trust or other business association listed in Schedule 1.02(a)(ix) ("Investments");
                                      -----------

          (x) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items that are used or held for use primarily in, or that arise primarily out of, the operation or conduct of the Polyols Business;

          (xi) all rights, claims and credits to the extent relating to any Acquired Asset or any Assumed Liability, including any such items arising under insurance policies, guarantees, warranties, indemnities and similar rights in favor of Lyondell or the Lyondell Selling Subsidiaries, but excluding any claims for Losses incurred prior to the Closing Date by Lyondell or a Lyondell Selling Subsidiary arising in respect of an Acquired Asset and any reimbursements under insurance policies for Losses incurred by Lyondell or a Lyondell Selling Subsidiary prior to the Closing, in each case, other than Included Receivables;

          (xii) all originals or, to the extent Lyondell is required to keep originals pursuant to Applicable Law, copies of all books of account, ledgers, general, financial, accounting and personnel records, files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals, engineering and design documents, schematic, architectural and other drawings and surveys, customer and supplier correspondence (in all cases, in any form or medium, including electronic files) of Lyondell or the Lyondell Selling Subsidiaries that are used or held for use primarily in the conduct or operation of the Polyols Business, including P-I Diagrams, equipment files, inspection reports, equipment design sheets, maintenance record files, repair reports, job plans, process control documentation, operating procedures, production recipes, production planning software and models, logistic files and records, training records, safety records, process models, material and energy balances, engineering software and software interfaces, thermodynamic data, material property data and engineering and process technology files for planned and future projects, including debottlenecking and expansion projects (the "Records");
                                  -------

          (xiii) the Polyols storage tanks at the Institute facility in West Virginia numbered 1504, 1505, 1523, 1527, 1528 and 1531 through 34 and all associated piping, pumps, exchangers and insulation; the idle steam boiler at the Taiwan facility; and, except as described in Section 1.02(b), all Obsolete Assets, Abandoned Assets and Idle Assets located on the Polyols Business Property;

          (xiv) cash and cash equivalents held in the accounts of the Asian Companies;

          (xv)   to the extent required by Applicable Law or as provided in
     Section 4.08(f), assets of the Foreign Plans;

          (xvi) all goodwill generated by or associated with the Polyols Business; and

          (xvii) all insurance policies (x) held directly by any Asian Company or (y) transferred to Purchaser pursuant to Section 4.08(f) (the "Acquired
                                                                       --------
     Insurance Policies").
     ------------------

            (b)   The term "Excluded Assets" means:
                            ---------------

          (i) (A) for the avoidance of doubt, the MTBE Conversion Assets, (B) the PO storage tanks at the facility in South Charleston numbered 9016, 9017, 9018, and the related infrastructure, including the real property thereunder, as more particularly described in the Union Carbide Corporation consent to partially assign the South Charleston Ground Lease and (C) all assets identified on Schedule 1.02(b);

          (ii) all cash and cash equivalents of Lyondell or the Lyondell Selling Subsidiaries, other than the cash and cash equivalents held in the accounts of the Asian Companies;

          (iii) all rights, claims and credits of Lyondell or the Lyondell Selling Subsidiaries to the extent relating to any Excluded Asset or any Excluded Liability (including any such items arising under insurance policies, guarantees, warranties, indemnities and similar rights in favor of Lyondell or the Lyondell Selling Subsidiaries in respect of any Excluded Asset or any Excluded Liability) and the claims in respect of Acquired Assets and insurance reimbursements excluded from Acquired Assets pursuant to Section 1.02(a)(xi);

          (iv) all rights of Lyondell or the Lyondell Selling Subsidiaries under this Agreement and the other Transaction Documents;

          (v)    the Retained Permits and the Permits set forth in Part III of
     Schedule 1.02(a)(vii), which are not transferable as a matter of Applicable Law;

          (vi) (A) all Records, the transfer of which are not permitted by Applicable Law (provided Lyondell shall use Reasonable Best Efforts to remove any restriction on transfer imposed by Applicable Law, if Purchaser reasonably requests), (B) all financial and Tax Records relating to the Polyols Business that form part of Lyondell's general ledger and (C) originals (to the extent required by Applicable Law) or copies of all other Records reasonably required to enable Lyondell to prepare and file Tax Returns and to support or defend such Tax Returns;

          (vii)  the Excluded Receivables;

          (viii) "Allowance for doubtful accounts" identified in the Closing Working Capital Statement;

          (ix) all assets of the Lyondell Pension Plans, except as otherwise required by Applicable Law or as provided for in Section 4.08(f) in respect of the assets of the Foreign Plans;

          (x) all insurance policies, other than the Acquired Insurance Policies, held by Lyondell or a Lyondell Selling Subsidiary (for the avoidance of doubt, this provision applies to such insurance policies themselves and not to rights, claims and credits that are Acquired Assets identified in Section 1.02(a)(xi));

          (xi) any Contract entered into in violation of the Master Transaction Agreement, unless Purchaser waives such violation in writing and agrees to assume such Contract;

          (xii) all reimbursements under insurance policies for losses incurred by Lyondell or a Lyondell Selling Subsidiary prior to the Closing;

          (xiii) all Contracts with Affiliates other than the Assigned Contracts listed on Schedule 1.02(b)(xiii);

          (xiv) all assets arising under any currency exchange, interest rate exchange, commodity exchange or similar Contract; and

          (xv) all Records prepared in connection with the sale or evaluation of strategic alternatives with respect to the disposition, transfer or other restructuring of the Polyols Business.

          SECTION 1.03.  Assumption of Certain Liabilities. (a) Upon the terms
                         ----------------------------------
and subject to the conditions of this Agreement, Purchaser or a Purchaser Designee shall assume, effective as of the Closing, and from and after the Closing Purchaser or a Purchaser Designee shall pay, perform and discharge when due, all the following Liabilities of Lyondell and the Lyondell Selling Subsidiaries (the "Assumed Liabilities"), other than any Excluded Liabilities:
                   -------------------

          (i) all Liabilities of Lyondell or the Lyondell Selling Subsidiaries under the Assigned Contracts to the extent such Liabilities relate to or arise in the period from and after the Closing;

          (ii) all accounts payable and other accrued liabilities of Lyondell or the Lyondell Selling Subsidiaries arising primarily out of the operation or conduct or ownership of the Polyols Business prior to the Closing, but only to the extent they are included in the Closing Working Capital Statement;

          (iii) all other Liabilities arising from the operation or conduct or ownership of the Polyols Business by Purchaser or any Purchaser Affiliate from and after the Closing;

          (iv) any Liability arising under or relating to Environmental Laws, which Liability arises from the operation or conduct or ownership of the Polyols Business by Purchaser or any Purchaser Affiliate after the Closing; and

          (v) any of the following Liabilities to the extent unpaid and then only to the extent such Liabilities arise on or after the Closing Date and arise out of the operation or conduct or ownership of the Polyols Business on or after the Closing Date:

                 (i) rent, tenant utility payments, common area maintenance and sundry charges (including any HVAC charges); and

                 (ii) utility company charges, including electricity, gas, fuel, water and sewer charges;

          (vi) any Liabilities for price, volume or other product rebate accruals, but only to the extent they are included in the Closing Working Capital Statement;

          (vii) the Liabilities imposed on Purchaser or any Purchaser Affiliate under Applicable Law and the Liabilities assumed by Purchaser or any Affiliate of Purchaser as provided in Section 4.08(f) in respect of Foreign Plans;

          (viii) all Liabilities specifically assumed by Purchaser or any Purchaser Designee pursuant to the provisions of this Agreement or any Polyols Transfer Document; and

          (ix)   the Liabilities identified on Schedule 1.03(a)(ix).

          (b) Notwithstanding Section 1.03(a), Purchaser shall not assume any Excluded Liability, each of which shall be retained and paid, performed and discharged when due by Lyondell and the Lyondell Selling Subsidiaries, unless and to the extent being contested in good faith. For the avoidance of doubt, except as provided, this Section 1.03(b) is not intended to limit Purchaser's other obligations under this Agreement or any other Transaction Document (for example, pursuant to Section 6.02 of this Agreement or Section 4.04 of the Master Transaction Agreement). The term "Excluded Liability" means:
                                         ------------------

          (i) any Liability of Lyondell or any Affiliate of Lyondell arising from or relating to the operation or conduct or ownership of the Polyols Business by Lyondell or any of its Affiliates in the period prior to the Closing;

          (ii) any Liability of Lyondell or any Affiliate of Lyondell arising out of the operation or conduct or ownership by Lyondell or any of its Affiliates of any business other than the Polyols Business;

          (iii) any Liability of Lyondell or the Lyondell Selling Subsidiaries
     (A) arising out of any actual or alleged breach by Lyondell or the Lyondell Selling Subsidiaries of, or nonperformance by Lyondell or the Lyondell Selling Subsidiaries under, any Contract (including any Assigned Contract) prior to the Closing, (B) to the extent it is not included in the Closing Working Capital Statement, accruing under any Contract (including any Assigned Contract) with respect to any period prior to the Closing, (C) arising under any Contract entered into in violation of this Agreement, unless Purchaser waives such violation in writing and agrees to assume such Contract or (D) arising under any currency exchange, interest rate exchange, commodity exchange or similar Contract;

          (iv) any Liability of Lyondell or any Affiliate of Lyondell arising out of (A) any Proceeding pending or, to the Knowledge of Lyondell, threatened as of the Closing Date or (B) any actual or alleged violation by Lyondell or any Affiliate of Lyondell of any Applicable Law prior to the Closing;

          (v) any account payable of Lyondell or the Lyondell Selling Subsidiaries to the extent it is not included in the Closing Working Capital Statement;

          (vi) any Liability of Lyondell or any Affiliate of Lyondell to the extent that it relates to any Excluded Asset;

          (vii) other than with respect to Transfer Taxes as provided in Section
     4.04 of the Master Transaction Agreement and other than as provided on
     Schedule 1.03(a)(ix) with respect to Singapore income taxes for Lyondell Singapore Pte, Ltd. , any Liability for Taxes (as defined in Section 3.11), whether or not accrued, assessed or currently due and payable, (A) of Lyondell or the Lyondell Selling Subsidiaries or (B) relating to the operation or ownership of the Polyols Business for any Tax Period (or portion thereof) ending on or prior to the Closing Date (for purposes of this clause (vii), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Acquired Assets for a Tax Period that includes (but does not end on) the Closing Date shall be apportioned between Lyondell and Purchaser based upon the number of days of such period included in the pre-Closing Tax period and the number of days of such Tax Period after the Closing Date (which period shall include the Closing Date));

          (viii) any Liability of Lyondell or the Lyondell Selling Subsidiaries arising under any Lyondell Benefit Plan, except for Liabilities imposed on Purchaser or any Affiliate of Purchaser by Applicable Law or as assumed by Purchaser or any Purchaser Designee in Section 4.08(f) in respect of the Foreign Plans;

          (ix) any Liability of Lyondell or the Lyondell Selling Subsidiaries that relates to, or that arises out of, products (x) shipped by Lyondell (but not manufactured or sold by Purchaser or any Purchaser Affiliate) or
     (y) manufactured or sold (but, with respect to products manufactured by Lyondell or its Affiliates or sold by Lyondell or its Affiliates (but not manufactured by Purchaser or its Affiliates) and not shipped by Lyondell or any of its Affiliates, only to the extent such Liabilities do not arise from the contamination of, or damage to, such products after the Closing Date by or on behalf of Purchaser or any Person that is not an Affiliate of Lyondell), in each case, by or on behalf of Lyondell or the Lyondell Selling Subsidiaries prior to the Closing Date (including claims of negligence, personal injury, property or natural resources damages, product damage, product liability, product warranties, promotional obligations, strict liability, product recall or any other claims (including workers' compensation, employer's liability or otherwise)), whether such Liability relates to or arises out of accidents, injuries or losses occurring on or prior to or after the Closing Date, except to the extent and only to the extent of price, volume or other product rebate accruals that are included in the Closing Working Capital Statement;

          (x) other than as set forth in Section 4.08, any Liability of Lyondell or the Lyondell Selling Subsidiaries that relates to, or that arises out of, the employment or the termination of the employment with Lyondell or the Lyondell Selling Subsidiaries of any employee or former employee of the Polyols Business (including as a result of the Transactions contemplated by this Agreement);

          (xi) other than those Liabilities set forth on Schedule 1.03(b)(xi) in respect of Assigned Contracts, any Liability of Lyondell or the Lyondell Selling Subsidiaries to any Affiliates of Lyondell;

          (xii) Liabilities arising under or relating to Environmental Law (including any claims, proceedings or investigations relating to personal injury, toxic tort, property or natural resources damages, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq., or similar federal or state
                                          -------
     laws) to the extent such Liabilities relate to, or arise out of: (A) the ownership, operation or conduct of any business of Lyondell or the Lyondell Selling Subsidiaries other than the Polyols Business; or (B) the ownership, operation or conduct of the Polyols Business on or prior to the Closing Date, including (1) any Environmental Condition existing on or prior to the Closing Date and (2) any noncompliance, on or prior to the Closing Date, with any Environmental Law (collectively, the matters set forth in this
     Section 1.03(b)(xii) shall be referred to as the "Excluded Environmental
                                                       ----------------------
     Liabilities"); and
     -----------

          (xiii) any of the following Liabilities to the extent unpaid prior to the Closing and not included in the Closing Working Capital Statement and to the extent such Liabilities arise and relate to the conduct of the Polyols Business prior to the Closing Date:

                 (A) rent, tenant utility payments, common area maintenance and sundry charges (including any HVAC charges); and

                 (B) utility company charges, including electricity, gas, fuel, water and sewer charges;

          (xiv) any Liabilities of Lyondell or any Affiliate of Lyondell arising from or relating to any guarantees (other than guarantees with respect to obligations of Purchaser or any Purchaser Affiliate); and

          (xv)   any Liabilities identified on Schedule 1.03(b)(xv).

          (c) Purchaser shall acquire the Acquired Assets free and clear of all Liens, other than Permitted Liens.

          SECTION 1.04.  Consents of Third Parties; Shared Contracts; Shared
                         ---------------------------------------------------
Assets. (a) Notwithstanding anything in this Agreement to the contrary, this
-------
Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, would violate or otherwise is not permitted by Applicable Law or would in any way adversely affect the rights of Lyondell or the Lyondell Selling Subsidiaries or, upon transfer, Purchaser under or in respect of such asset. If any transfer or assignment by Lyondell or the Lyondell Selling Subsidiaries to, or any assumption by Purchaser of, any interest in, or Liability under, any asset requires the consent or approval of a third party (including any Governmental Entity), then no such assignment or assumption shall be made without such consent or approval being obtained. To the extent any Contract may not be assigned to Purchaser by reason of the absence of any such consent or approval, such Contract shall not be an Acquired Asset and Purchaser shall not be required to assume the related Liabilities arising under such Contract.

          (b) If any such consent or approval is not obtained prior to the Closing Date after Lyondell has complied with Section 4.03(b) of the Master Transaction Agreement, Lyondell and the Lyondell Selling Subsidiaries shall to the extent not prohibited by the terms of any applicable contract or Applicable Law, hold the asset subject to such consent or approval, together with any proceeds therefrom, in trust for Purchaser or any Purchaser Designee and Lyondell, the Lyondell Selling Subsidiaries and Purchaser shall cooperate (at their own expense) in any lawful and reasonable arrangement reasonably proposed by Purchaser under which Purchaser or a Purchaser Designee shall obtain to the extent practicable the economic claims, rights and benefits under the asset, claim or right with respect to which the consent or approval has not been obtained in accordance with this Agreement. Such reasonable arrangement may include (i) the subcontracting, sublicensing or subleasing to Purchaser or a Purchaser Designee of any and all rights of Lyondell and the Lyondell Selling Subsidiaries against the other party to such third-party agreement arising out of a breach or cancelation thereof by the other party and (ii) Reasonable Best Efforts by Lyondell or the Lyondell Selling Subsidiaries to enforce such rights. If Purchaser or a Purchaser Designee is able to receive the economic claims, rights and benefits under such asset, such economic claims, rights and benefits shall constitute an Acquired Asset and the Liabilities, if any, related to such economic claims, rights and benefits under such asset shall constitute Assumed Liabilities to the extent contemplated by Sections 1.02 and 1.03.

          (c) Any Assigned Contract that relates primarily to the Polyols Business but also relates to any businesses of Lyondell or its Affiliates will, at Lyondell's request and if permitted under the terms of such Assigned Contract and Applicable Law, be made available to Lyondell or such Affiliates by Purchaser pursuant to arrangements by which Lyondell or such

Affiliates will enjoy the benefits to the extent practicable of such Assigned Contracts as they relate to their businesses (other than the Polyols Business) on the same terms and conditions as they exist on the Closing Date or such amended terms and conditions as Lyondell or such Affiliates shall approve; provided, that Purchaser shall not be obligated to extend the stated term of any
--------
Assigned Contract, including pursuant to any available renewal option. Similarly, any contract to which Lyondell or any Lyondell Selling Subsidiary is a party that does not relate primarily to the Polyols Business but does relate to the Polyols Business in some respects, will, at Purchaser's request and if permitted under the terms of such contract and Applicable Law, be made available to Purchaser pursuant to arrangements by which Purchaser will enjoy the benefits to the extent practicable of such contract as it relates to the Polyols Business on the same terms and conditions as they exist on the Closing Date or such amended terms and conditions as Purchaser shall approve; provided that Lyondell
                                                         --------
shall not be obligated to extend the stated term of any such contract, including pursuant to any available renewal option.

          (d) Purchaser shall provide access or otherwise make available to Lyondell and its Affiliates, to the extent permitted under the terms of any applicable contracts and Applicable Law, any Acquired Assets located at the Channelview facility or Fos-Sur-Mer facility that are also used or necessary to any businesses of Lyondell or its Affiliates at a cost equal to its own cost, allocated on a reasonable basis pursuant to operating agreements, joint service agreements, joint access agreements or other arrangements pursuant to which Lyondell and its Affiliates will enjoy in all material respects the benefits of those assets on the same or substantially equivalent basis as they do on and prior to the Closing Date. Similarly, Lyondell shall provide access or otherwise make available to Purchaser, to the extent permitted under the terms of any applicable contracts and Applicable Law, any Excluded Assets or other assets used in the businesses of Lyondell or any of the Lyondell Selling Subsidiaries that are also used or necessary to the Polyols Business at a cost equal to its own cost, allocated on a reasonable basis pursuant to the Polyols Operating Agreement or other operating agreement, joint service agreements, joint access agreements or other arrangements pursuant to which the Polyols Business will enjoy in all material respects the benefits of those assets on the same or substantially equivalent basis as it does on and prior to the Closing Date.

          SECTION 1.05.  Polyols Business Purchase Price Adjustment. (a) At
                         -------------------------------------------
least 5 Business Days prior to the Closing Date, Lyondell shall deliver an estimate prepared by Lyondell (and reasonably satisfactory to Purchaser) of any adjustment to the Polyols Business Purchase Price determined in accordance with
Section 1.05(d) and (e) (the Polyols Business Purchase Price, plus or minus such estimate of any adjustment, being hereinafter called the "Estimated Polyols
                                                          -----------------
Business Purchase Price").
-----------------------

          (b) Within 60 days after the Closing Date, Lyondell shall prepare and deliver to Purchaser a statement (the "Closing Working Capital Statement"),
                                       ---------------------------------
certified by an officer of Lyondell, setting forth Working Capital as of the close of business on the Closing Date ("Closing Working Capital"). A physical
                                        -----------------------
inventory shall be conducted by Lyondell consistent with past practice on or immediately before the Closing Date for the purpose of preparing the Closing Working Capital Statement, and each of Lyondell and Purchaser and their respective independent auditors shall have the right to observe the taking of such physical inventory.

          (c) During the 60-day period following Purchaser's receipt of the Closing Working Capital Statement, to the extent reasonable, Purchaser and its independent auditors shall be permitted to review the working papers and Purchaser's independent auditors shall be permitted to review the accounting records relating to the Closing Working Capital Statement. The Closing Working Capital Statement shall become final and binding on Purchaser and Lyondell on the 60th day following delivery thereof, unless Purchaser gives written notice of its disagreement with the Closing Working Capital Statement (a "Notice of
                                                                   ---------
Disagreement") to Lyondell prior to such date. Any Notice of Disagreement shall
------------
specify in reasonable detail (i) the nature of any disagreement so asserted and
(ii) (A) the portion of the Closing Working Capital set forth in the Closing Working Capital Statement agreed by Purchaser, if any (the "Undisputed WC
                                                            -------------
Amount") and (B) the portion of the Closing Working Capital set forth in the
------
Closing Working Capital Statement with which Purchaser disagrees, if any (the "Disputed WC Amount"). If a Notice of Disagreement is received by Lyondell in a
 ------------------
timely manner, then the Closing Working Capital Statement (as revised in accordance with this sentence) shall become final and binding upon Lyondell and Purchaser on the earlier of (A) the date Lyondell and Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting

Firm (as defined below). Purchaser and Lyondell may agree upon terms for payment of the Undisputed WC Amount at any time after the delivery of the Closing Working Capital Statement without prejudice to their respective rights under this Section 1.05. During the 30-day period following the delivery of a Notice of Disagreement, Lyondell and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period, Lyondell and Purchaser shall submit to an independent accounting firm (the "Accounting Firm")
                                                               ---------------
for arbitration any and all matters that remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be KPMG or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. Lyondell and Purchaser agree to use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 30 days following submission. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this
Section 1.05 shall be paid 50% by Lyondell and 50% by Purchaser.

          (d) The Polyols Business Purchase Price shall be increased by the amount by which Closing Working Capital exceeds $240.9 million, and the Polyols Business Purchase Price shall be decreased by the amount by which Closing Working Capital is less than $240.9 million (the Polyols Business Purchase Price, as so increased or decreased, shall hereinafter be referred to as the "Adjusted Polyols Business Purchase Price"). If the Estimated Polyols Business
 ----------------------------------------
Purchase Price is less than the Adjusted Purchase Price, Purchaser shall, within 10 Business Days after the Closing Working Capital Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at LIBOR in effect on the Closing Date calculated on the basis of the actual number of days elapsed divided by 365, from the Closing Date to the date of payment (net of any amounts and interest thereon previously paid in respect of any Undisputed WC Amount pursuant to Section 1.05(c)). If the Estimated Polyols Business Purchase Price is more than the Adjusted Polyols Business Purchase Price, Lyondell shall, within 10 Business Days after the Closing Working Capital Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at LIBOR in effect on the Closing Date calculated on the basis of the actual number of days elapsed divided by 365, from the Closing Date to the date of payment (net of any amounts and interest thereon previously paid in respect of any Undisputed WC Amount pursuant to Section 1.05(c)).

          (e)  "Working Capital" means the specific current asset items and
                ---------------
specific current liability items of the Polyols Business as reflected on the 1998 Working Capital Statement.

          SECTION 1.06.  Polyols Transfer Documents; Subsequent Closing. (a) If
                         ----------------------------------------------
a Polyols Transfer Document is to be executed in any country where notification of or consultation with a works council or similar entity is required, then such Polyols Transfer Document shall not be executed by the parties until such time as such notification or consultation is completed. In addition to their respective obligations set forth in Sections 2.02 and 4.04, Lyondell and Purchaser shall cooperate with each other to effect any such non-United States transfers, including, if appropriate, incorporating or extending the applicability of any provisions of this Agreement or any other Polyol Transfer Document to such transfer.

          (b) Each of Purchaser and Lyondell shall use Reasonable Best Efforts to cause the transfers contemplated by any Polyols Transfer Document relating to the transfers of the Acquired Shares or any Polyols Business assets located outside of the United States (a "Foreign Polyols Transfer Document") to occur on
                                 ---------------------------------
the Closing Date and, if any such transfer does not occur on the Closing Date, as soon thereafter as possible. For the avoidance of doubt, Lyondell and Purchaser acknowledge that Sections 1.04(a), (b) and (c) shall apply to the assets and liabilities that are the subject of any such transaction that does not occur on the Closing Date; provided, that Sections 1.04(a), (b) and (c)
                               --------
shall not apply with respect to any Polyols Business Unit in the event the acquisition of such Polyols Business Unit is not effected on the Closing Date (whether or not such acquisition is subject to any Foreign Polyols Transfer Document). Notwithstanding anything to the contrary herein, unless Purchaser and Lyondell otherwise mutually agree, Lyondell shall retain the benefits and liabilities with respect to any such Polyols Business Unit until the closing of the acquisition thereof by Purchaser. Lyondell shall continue to conduct the business of such Polyols Business Unit in accordance with the standard described in Section 4.08 of the Master Transaction

Agreement. Notwithstanding anything to the contrary herein, if there is a delayed Closing with respect to any Polyols Business Unit, (i) the specific amount of the Polyols Business Purchase Price allocated in Schedule 2.04 to such Polyols Business Unit shall be deducted from the Polyols Business Purchase Price otherwise payable on the Closing Date, (ii) the $240.9 million stated in Section 1.05(d) will be reduced for Working Capital adjustment purposes by the amount of Working Capital for that Polyols Business Unit included in the 1998 Working Capital Statement for such Polyols Business Unit, (iii) the Polyols Business Purchase Price allocated to that Polyols Business Unit (as adjusted for Working Capital as appropriate to achieve the results intended by Section 1.05(d) if such Polyols Business Unit had been transferred on the Closing Date) shall be paid on the date that such Polyols Business Unit is transferred to Purchaser or a Purchaser Designee. For the avoidance of doubt, Purchaser acknowledges that the consummation of the acquisition of any non-U.S. and non-European Business Unit is not a condition precedent to the Closing so long as Lyondell meets its obligations under this Section 1.06.

          (c) Subject to Section 4.04 of the Master Transaction Agreement, if the transfer of any assets requires payment by Purchaser to Lyondell in addition to the Polyols Business Purchase Price, Lyondell shall transfer to Purchaser on the date such payment is due an amount equal to such additional payment in U.S. dollars. To the extent such additional payment by Purchaser is in a currency other than U.S. dollars, Lyondell shall make such payment to Purchaser in U.S. dollars based on the mid-range exchange rate as of such date as published in the Wall Street Journal, Northeastern Edition.
------------------------------------------

                                  ARTICLE II

                                  The Closing
                                  -----------

          SECTION 2.01.  Closing Date. The Closing of the transactions
                         ------------
contemplated herein shall take place following the satisfaction (or, to the extent permitted, the waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article V of the Master Transaction Agreement at the place, time and date set forth in the Master Transaction Agreement.

          SECTION 2.02.  Transactions To Be Effected at the Closing.  At the
                         -------------------------------------------
Closing:

                  (a) Lyondell and the Lyondell Selling Subsidiaries shall deliver to Purchaser and the Purchaser Designees (i) such appropriately executed deeds (in recordable form), bills of sale, assignments, local asset transfer agreements and other instruments of transfer relating to the Acquired Assets in form and substance reasonably satisfactory to Purchaser and its counsel, (ii) Lyondell shall deliver or cause to be delivered to Purchaser certificates representing the Acquired Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed and (iii) such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement including
         (x) fully executed originals, or to the extent such originals cannot be found after reasonable efforts, certified copies of the Real Property Leases and agreements listed in Schedule 1.02(a)(i) and (y) all necessary consents to the transfer of the Real Property Leases as may be required from any third parties, including the landlords of Leased Properties pursuant to the Real Property Leases. Purchaser may obtain title insurance for its own account and Lyondell will cooperate with respect thereto so long as such cooperation will not result in any increased liability or material cost to Lyondell.

                  (b) Purchaser and the Purchaser Designees shall deliver to Lyondell and the Lyondell Selling Subsidiaries (i) payment, by wire transfer to a bank account designated in writing by Lyondell (such designation to be made at least five Business Days prior to the Closing
         Date), immediately available funds in an amount equal to the Estimated Polyols Business Purchase Price, (ii) such appropriately executed local asset transfer agreements, assumption agreements and other instruments of assumption providing for the assumption of the Assumed Liabilities in form and substance reasonably satisfactory to Lyondell and its counsel and (iii) such other documents as Lyondell or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

                  (c) To the extent any transaction to be effected at the Closing or thereafter with respect to any Polyols Business Unit involves a payment of part of the Polyols Business Purchase Price in a currency other than U.S. dollars, the amount of such foreign currency paid with respect to such transaction shall be determined by reference to the applicable U.S. dollar amount for such Polyols Business Unit set forth in Schedule 2.04 multiplied by the mid-range exchange rate as of the date of such transaction as published in the Wall Street Journal, Northeastern Edition.

                  SECTION 2.03.  Risk of Loss.  Until the Closing, any loss of
                                 -------------
or damage to the Acquired Assets from fire, casualty or any other occurrence shall be the sole responsibility of Lyondell or the Lyondell Selling Subsidiaries, as applicable.

                  SECTION 2.04.  Polyols Business Purchase Price Allocation.
                                 -------------------------------------------

                  (a) Lyondell and Purchaser have agreed to an estimated by-country allocation of the Polyols Business Purchase Price to the assets of the Polyols Business located therein (each, a "Polyols Business Unit"), as set
                                               ---------------------
forth in Schedule 2.04. No later than ninety (90) days after the Closing Date, either Parent Party may request an adjustment to such initial allocation, including, but not limited to, a request to make an adjustment to reflect the Closing Working Capital. Lyondell and Purchaser shall endeavor in good faith to agree to any and all requested adjustments. To the extent that Lyondell and Purchaser are unable to agree to any requested adjustment, Lyondell and Purchaser shall select an independent appraisal firm that, in consultation with the Parent Parties and their respective consultants, shall make a final determination with respect to each unagreed adjustment.

                  (b) No later than 90 days after the Closing Date, Lyondell and Purchaser shall also endeavor in good faith (i) to agree on a final by-country allocation of the total consideration paid for the Polyols Business Units, including Assumed Liabilities that constitute consideration for purposes of Taxes and (ii) to allocate that by-country consideration to the specific assets of the Polyols Business Units in accordance with Section 1060 of the Code and the Applicable Laws of non-U.S. jurisdictions. If Lyondell and Purchaser are unable to agree to a final allocation of such total consideration, Lyondell and Purchaser shall select an independent appraisal firm that, in consultation with the Parent Parties and their respective consultants, shall make a final determination with respect to the allocation of the total consideration consistent with Applicable Law.

                  (c) The independent appraisal firm shall be selected by agreement of Lyondell and Purchaser from a list of nationally recognized, independent appraisers nominated by each Parent Party. In the event that either Parent Party fails to nominate a nationally recognized, independent appraiser then the other party's separate appraiser shall be selected. Any determinations of such independent or separate appraisal firm, as the case may be, made under Section 2.04(a) or (b) shall be conclusive and binding as to Lyondell and Purchaser and their respective Affiliates. Each of Lyondell and Purchaser and their respective Affiliates shall file all of its Tax Returns consistent with any agreements and determinations made under Sections 2.04(a) and (b).

                  (d) Lyondell and Purchaser shall share 50/50 the fees and expenses of any independent appraisal firm retained under either Section 2.04(a) or (b). Each of Lyondell and Purchaser shall solely bear the costs of its consultants.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------
               of Lyondell and the Lyondell Selling Subsidiaries
               -------------------------------------------------

                  Lyondell and the Lyondell Selling Subsidiaries hereby jointly and severally represent and warrant to Purchaser and the Purchaser Designees, as of November 16, 1999 and as of the Closing Date, as follows:

                  SECTION 3.01.  Financial Statements.  (a)  Attached as
                                 ---------------------
Schedule 3.01(a) are the following financial statements (collectively, the "Financial Statements")
 --------------------

                  (i)  As of and for the year ended December 31, 1998:

                       (A) Statement of Combined Revenues and Expenses Attributable to the Polyols Business of Lyondell (the "1998
                                                                         ----
                  Income Statement");
                  ----------------

                       (B) Statement of Combined Assets and Liabilities Attributable to the Polyols Business of Lyondell (the "1998
                                                                         ----
                  Balance Sheet");
                  -------------

                       (C) Statement of Combined Working Capital Attributable to the Polyols Business of Lyondell (the "1998 Working Capital
                                                            --------------------
                  Statement");
                  ---------

                         (D) Statement of Selected Combined Cash Flow Information Attributable to the Polyols Business of Lyondell (the "1998 Cash Flows Statement");
                        -------------------------

                  (ii) as of and for the six months ended June 30, 1999:

                         (A) Statement of Combined Revenues and Expenses Attributable to the Polyols Business of Lyondell (the "1999
                                                                         ----
                  Income Statement");
                  ----------------

                         (B) Statement of Combined Assets and Liabilities Attributable to the Polyols Business of Lyondell (the "1999
                                                                         ----
                  Balance Sheet");
                  -------------

                         (C) Statement of Combined Working Capital Attributable to the Polyols Business of Lyondell (the "1999 Working Capital
                                                            --------------------
                  Statement");
                  ---------

                         (D) Statement of Selected Combined Cash Flow Information Attributable to the Polyols Business of Lyondell (the "1999 Cash Flows Statement"); and
                        -------------------------

                  (iii) footnotes describing the procedures and methodologies used by Lyondell in the preparation of the derived financial statements set forth in (i) and (ii) above of the Polyols Business.

                  (b) Attached hereto as Schedule 3.01(b) is supplemental financial information, including details of sales, costs of sales, SG&A and R&D of the Polyols Business (the "Supplemental Financial Schedules"), which has been
                              --------------------------------
derived from the Financial Statements and, to Lyondell's Knowledge, fairly presents the information discussed therein.

                  (c) The Financial Statements of the Polyols Business have been derived from the Consolidated Financial Statements and books and records of Lyondell, which have been prepared in accordance with GAAP, except that accounts receivable include certain amounts sold to Lyondell Funding LLC, which is not consolidated with Lyondell for financial reporting purposes. The unaudited Financial Statements of the Polyols Business are a fair and reasonable presentation of the results of operations and financial condition of Lyondell's Polyols Business as of and for the periods ended December 31, 1998 and June 30, 1999 under GAAP (except as described in the notes thereto).

                  "Consolidated Financial Statements" means the consolidated financial statements of Lyondell (i) filed on

Form 10-K with the SEC with respect to Lyondell's fiscal year ended December 31, 1998 and (ii) filed on Form 10-Q with the SEC with respect to Lyondell's respective fiscal quarters ended March 31, 1999 and June 30, 1999.

                  (d) The Polyols Business does not have any Liabilities, except
(i) as disclosed, reflected or reserved against on the 1998 Balance Sheet and the notes thereto, (ii) for items set forth in any other Schedule hereto, (iii) for Liabilities incurred in the ordinary course of the Polyols Business consistent with past practice since the date of the 1998 Balance Sheet or not in violation of the Master Transaction Agreement, (iv) for Excluded Liabilities and
(v) for Taxes.

                  (e) The Financial Statements do not include any assets, liabilities, expenses or revenues with respect to the Performance Chemicals Business.

                  SECTION 3.02. Assets Other than Real Property Interests. (a)
                                -----------------------------------------
Lyondell or a Lyondell Selling Subsidiary has good and valid title to or the right to use all the Acquired Assets, in each case free and clear of all Liens, except (i) such as are set forth in Schedule 3.02(a)(i) (all of which shall be discharged on or prior to the Closing), (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty or are being contested in good faith, (iii) Liens pursuant to licenses entered into in the ordinary course of business of and for patents and other intellectual property and technology and (iv) other imperfections of title or encumbrances, if any, that individually or in the aggregate, do not materially impair, and could not reasonably be expected to materially impair, the continued use and operation of the material assets to which they relate in the conduct of the Polyols Business as conducted as of November 16, 1999 (the Liens described in clauses (ii) through (iv) above, together with the Liens referred to in clauses (ii) through (vi) of Section 3.03, are referred to collectively as "Permitted Liens").
                                       ---------------

                  (b) This Section 3.02 does not relate to real property or interests in real property, such items being the subject of Section 3.03, or to Intellectual Property, such items being the subject of Section 3.04.

                  SECTION 3.03. Real Property. (a) Schedule 1.02(a)(i) sets
                                -------------
forth a complete list of all real property owned by Lyondell or the Lyondell Selling Subsidiaries and used or held for use primarily in the operation or conduct of the Polyols Business, other than any such property or interest constituting an Excluded Asset (individually, an "Owned Property"). Schedule
                                                  --------------
1.02(a)(i) also sets forth a complete list of all material real property leased by Lyondell or the Lyondell Selling Subsidiaries and used or held for use primarily in the operation or conduct of the Polyols Business, other than any such property or interest constituting an Excluded Asset (individually, a "Leased Property"). Lyondell or a Lyondell Selling Subsidiary has, with respect
 ---------------
to those properties located in the United States, good and insurable fee title and, with respect to those properties located outside the United States, fee title or the substantial equivalent thereto, if any, in such jurisdiction, to all Owned Property and good and valid title to the leasehold estates constituting the Leased Property pursuant to the leases (the "Real Property
                                                              -------------
Leases") which are identified in Schedule 1.02(a)(i) (an Owned Property or
------
Leased Property being sometimes referred to herein, individually, as a "Polyols
                                                                        -------
Business Property" and collectively as the "Premises"), in each case free and
-----------------                           --------
clear of all Liens, except (i) Liens described in clause (i) (which will be released at the Closing), (ii) or (iii) of Section 3.02(a), (ii) such as are set forth in Schedule 3.03(a)(ii), (iii) leases, subleases and similar agreements set forth in Schedule 3.05, (iv) easements, covenants, rights-of-way and other similar restrictions of record, including those set forth on Schedule 3.03(a)(iv)-(vi), (v) any conditions that may be shown by a current, accurate survey or physical inspection of any Polyols Business Property, including those set forth on Schedule 3.03(a)(iv)-(vi) and (vi) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which Lyondell or the Lyondell Selling Subsidiaries has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, including those set forth on
Schedule 3.03(a)(iv)-(vi). None of the items set forth in clauses (iv), (v) and
(vi) above, individually or in the aggregate, materially impairs, or could reasonably be expected materially to impair, the continued use and operation of the Polyols Business Property to which they relate in the conduct of the Polyols Business as conducted as of November 16, 1999. True, correct and complete copies of the Real Property Leases and agreements identified in Schedule 1.02(a)(i) have been, or within 60 days after the date of the Master Transaction Agreement will be, delivered to Purchaser, together with a supplement to Schedule 1.02(a)(i) that confirms, with respect to each of the Real Property Leases and agreements identified in Schedule 1.02(a)(i), the date, parties, date of any amendments or supplements thereto, date of expiration of the term thereof and whether any unexercised renewal options exist. Each of the Real Property Leases, and each such other agreement identified on Schedule 1.02(a)(i), is in full force and effect, and neither Lyondell nor any of the Lyondell Selling Subsidiaries which is party to any such Real Property Lease, or party to or beneficiary of any such agreement has received or given any notice of default thereunder which is extant (i.e., same
                                                                    ----
was not cured within the applicable grace period or waived), and, to Lyondell's Knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a material default under any Real Property Lease or under any such agreement.

                  (b) Together with Purchaser's rights under the Polyols Operating Agreement and the Polyols Ground Leases (or, with respect to Fos-Sur-Mer, the Polyols Transfer Document with respect thereto) there is adequate access between each Polyols Business Property and public roads, and there are no pending or, to the Knowledge of Lyondell, threatened Proceedings that could have the effect of impairing or restricting such access. Other than Abandoned Assets, the improvements located on the Polyols Business Property are in good working order, are free from defects, except for normal wear and tear, and have been maintained in all respects in accordance with the past practice of the Polyols Business (other than Idle Assets which have been maintained to the extent necessary to preserve the ability to resume using such Idle Asset at a reasonable cost), and no repairs, replacements or regularly scheduled maintenance relating to any such improvement has been deferred (other than with respect to Idle Assets where any repairs, replacements or regularly scheduled maintenance is being done to the extent necessary to preserve the ability to resume using such Idle Asset at a reasonable cost), except for such defects, failures to maintain and deferrals that, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect.

                  SECTION 3.04. Intellectual Property and Technology. (a)
                                ------------------------------------
Schedule 1.02(a)(v) contains a materially complete list of all Intellectual Property of Lyondell and its Affiliates that is used or held for use primarily in the operation or conduct of the Polyols Business, including all such Intellectual Property which has been registered in, filed in or issued by the PTO, any state trademark offices and the patent, trademark, copyright and other corresponding offices of foreign jurisdictions.

                  (b) Lyondell or a Lyondell Selling Subsidiary will transfer to Purchaser the Assigned Intellectual Property and Technology within the time periods set out on Schedule 3.04(b). Subject to Section 3.04(c), Lyondell represents and warrants in respect to the Assigned Intellectual Property and Technology that it is the sole and exclusive owner of and has the legal power to transfer the rights in the Assigned Intellectual Property and Technology to Purchaser.

                  (c) Except as set forth on Schedule 3.04(c), there are no licenses or other agreements from or with third parties under which Lyondell or any of its Affiliates uses or exercises any rights with respect to any of the Assigned Intellectual Property or Technology.

                  (d) Except as set forth on Schedule 3.04(d), Lyondell has no Knowledge of any facts concerning a challenge to Lyondell's or any of its Affiliate's right, and has not received any oral or written notice from any other Person challenging the right of Lyondell (or any of its Affiliates or any other Person) to use any of the Assigned Intellectual Property or Technology, and there is no interference, opposition, cancelation, reexamination or other contest proceeding, administrative or judicial, pending or threatened with respect to any Assigned Intellectual Property or Technology.

                  (e) Except as set forth on Schedule 3.04(e), no licenses have been granted and neither Lyondell nor any Lyondell Affiliate has any obligation to grant licenses with respect to any Assigned Intellectual Property or Technology. To Lyondell's Knowledge, no claims have been made by Lyondell or any of its subsidiaries of any violation or infringement by others of rights with respect to any Assigned Intellectual Property or Technology. To Lyondell's Knowledge, no claims have been made against Lyondell or any of its Affiliates by others of any violation or infringement of rights with respect to any Assigned Intellectual Property or Technology, and there is no basis for the making of any such claim. To Lyondell's Knowledge, the use by Lyondell and its Affiliates of the Assigned Intellectual Property or Technology (past and present) has not violated or infringed any rights of other Persons, or constituted a breach of any Contract (or other agreement or commitment).

                  (f) The Assigned Intellectual Property and Technology will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (g) To Lyondell's Knowledge, all statements and representations made by or on behalf of Lyondell or any of its Affiliates in any pending patent and trademark applications with respect to the Assigned Intellectual Property were true in all material respects as of the time they were made.

                  (h) The Acquired Assets include all material written documentation of the Assigned Intellectual Property and Technology.

                  (i) Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect, to Lyondell's Knowledge:

                           (i) all material Technology has been maintained in
                  confidence in accordance with protection procedures believed by Lyondell to be customarily used in the chemical industry to protect similar technology;

                           (ii) all former and current employees of the Polyols
                  Business, who have contributed to or participated in the conception and development of material Technology (collectively, "Personnel"), have executed and delivered to Lyondell or one of its Affiliates employee's agreements restricting the use and disclosure of company confidential information, except as authorized by Lyondell or its Affiliates in the performance or their employment duties, and giving Lyondell or the Lyondell Selling Subsidiaries ownership of all property rights therein;

                           (iii) no Personnel have any claim against Lyondell or
                  the Lyondell Selling Subsidiaries in connection with the conception and development of any material Technology and no such claim has been asserted or threatened; and

                           (iv) none of the current officers and employees of
                  Lyondell or the Lyondell Selling Subsidiaries has any patents issued, patent applications pending or inventions now used or needed by Lyondell or the Lyondell Selling

                  Subsidiaries in the furtherance of the Polyols Business, which patent or applications have not been assigned to Lyondell or the Lyondell Selling Subsidiaries.

                  SECTION 3.05. Assigned Contracts. (a) Except (w) for those
                                ------------------
Contracts terminating prior to Closing with no remaining obligations to Lyondell or a Lyondell Selling Subsidiary, (x) as set forth in Schedule 3.05, (y) for Assigned Contracts entered into after November 16, 1999 and not in violation of the Master Transaction Agreement and (z) for Contracts relating solely to Excluded Assets, neither Lyondell nor any Lyondell Selling Subsidiary is a party to or bound by any Contract that is used or held for use primarily in, or that arises primarily out of, the operation or conduct of the Polyols Business and that is:

                  (i) an employment agreement or employment contract with any expatriate or any such agreement with any other individual that has a potential liability of more than $100,000 (excluding any liability for ordinary course salary or other compensation);

                  (ii) a collective bargaining agreement or other Contract with any labor organization, union or association;

                  (iii) a covenant not to compete or other covenant of Lyondell or the Lyondell Selling Subsidiaries restricting the development, manufacture, marketing or distribution of the products and services of Lyondell or the Lyondell Selling Subsidiaries other than customary provisions contained in product sales agreements, requirements contracts, exclusive distributor or sales representative or other representative-type agreements entered into in the ordinary course of business;

                  (iv) a Contract with (A) any shareholder of Lyondell or (B) any current or former officer, director or employee of Lyondell or any Affiliate of Lyondell that has a potential liability of more than $100,000 (other than employment agreements or employment contracts covered by clause (i) above);

                  (v) a Contract with any Affiliate of Lyondell that has a potential liability of more than $100,000;

                  (vi) a lease, sublease or similar Contract with any person under which Lyondell or any Lyondell Selling Subsidiary is a lessor or sublessor of, or makes avail-able for use to any person, any Polyols Business Property, except for those leases, subleases or similar Contracts that could not reasonably be expected to interfere with the operation or conduct of the Polyols Business;

                  (vii) a lease, sublease or similar Contract with any person under which (A) Lyondell or any Lyondell Selling Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) Lyondell or any Lyondell Selling Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Lyondell or any Lyondell Selling Subsidiary, in any such case has an aggregate liability or receivable of or to Lyondell or any Lyondell Selling Subsidiary, as the case may be, in excess of $5,000,000 over the remaining term of such Contract and is not terminable by Lyondell or any Lyondell Selling Subsidiary by notice of not more than 90 days for a cost of less than $500,000;

                  (viii) (A) a continuing Contract for the future purchase of materials, supplies or equipment, (B) a management, service, consulting or other similar Contract or (C) an advertising agreement or arrangement, in any such case that has an aggregate liability of Lyondell or any Lyondell Selling Subsidiary in excess of $5,000,000 over the remaining term of such Contract and is not terminable by Lyondell or any Lyondell Selling Subsidiaries by notice of not more than 90 days for a cost of less than $500,000;

                  (ix) (A) a Contract under which Lyondell or any Lyondell Selling Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or (B) any other note, bond, debenture or other evidence of indebtedness issued to any person;

                  (x) a Contract (including any so-called take-or-pay or keep well agreement) that has a potential liability of more than $100,000 under which (A) any person has directly guaranteed indebtedness, liabilities or obligations of Lyondell or any Lyondell Selling Subsidiary or (B) Lyondell or any Lyondell Selling Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

               (xi) a Contract under which Lyondell or any Lyondell Selling Subsidiary or Asian Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than Lyondell or the Lyondell Selling Subsidiaries or the Asian Companies);

               (xii) a Contract granting a Lien (other than Permitted Liens and Contracts in respect of Liens to be released at Closing) upon any Polyols Business Property or any other Acquired Asset;

               (xiii) a Contract providing for indemnification of any person with respect to liabilities relating to any current or former business of Lyondell or the Lyondell Selling Subsidiaries or any predecessor person;

               (xiv) a power of attorney (other than a power of attorney given in the ordinary course of the Polyols Business with respect to routine Tax matters);

               (xv) a Contract not made in the ordinary course of the Polyols Business involving potential liabilities of more than $100,000;

               (xvi)   a confidentiality agreement;

               (xvii) a Contract (including a purchase order), involving payment by Lyondell or any Lyondell Selling Subsidiary of more than $5,000,000 after November 16, 1999 or involving payment by Lyondell or any Lyondell Selling Subsidiary of more than $1,000,000, after November 16, 1999 and extending for a term more than one year from November 16, 1999 (unless terminable without payment or penalty upon no more than 90 days' notice);

               (xviii) a Contract (including a sales order) involving the obligation of Lyondell or any Lyondell Selling Subsidiary to deliver products or services for payment of more than $5,000,000 after November 16, 1999 or involving payment of more than $1,000,000 after November 16, 1999 and extending for a term more than one year from November 16, 1999 (unless terminable without payment or penalty upon no more than 90 days' notice);

               (xix) a Contract for the sale of any Acquired Asset after November 16, 1999 (other than (x) equipment sales that individually are for an amount less than $100,000, or, in the aggregate, are for an amount less than $1,000,000 or (y) inventory, in each case, in the ordinary course of business) or the grant of any preferential rights to purchase any Acquired Asset or requiring the consent of any party to the transfer thereof;

               (xx) except for matters set forth in Schedule 3.14(b), a Contract with any Governmental Entity involving obligations of Lyondell or any Lyondell Selling Subsidiary in an amount greater than $1,000,000;

               (xxi) a Contract for any joint venture, partnership or similar arrangement;

               (xxii) a Contract providing for the services of any dealer, distributor, sales representative, franchisee or similar representative involving the payment or receipt in any year of such Contract in excess of $1,000,000 by Lyondell or any Lyondell Selling Subsidiary or extending for a term more than one year from November 16, 1999 (unless terminable without payment upon no more than 90 days' notice); and

               (xxiii) any other Contract to which Lyondell or any Lyondell Selling Subsidiary is a party or bound that has an aggregate liability after November 16, 1999 to any person (other than Lyondell or the Lyondell Selling Subsidiaries) in excess of $5,000,000 and is not terminable by Lyondell or the Lyondell Selling Subsidiaries by notice of not more than 90 days for a cost of less than $500,000.

                  (b) Except as set forth in Schedule 3.05(b), all Contracts listed in the Schedules are valid, binding and in full force and effect and are enforceable by Lyondell or the Lyondell Selling Subsidiaries, as applicable, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including any implied covenants of good faith and fair dealing, and except for such failures to be valid, binding, in full force and effect or enforceable that, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect. Except as set forth in Schedule 3.05(b), to Lyondell's Knowledge, Lyondell and the Lyondell Selling Subsidiaries are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect under any Assigned

Contract and, to Lyondell's Knowledge, no other party to any Assigned Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except for such noncompliance, breaches and defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a Polyols Business Material Adverse Effect. To Lyondell's Knowledge, neither Lyondell nor any Lyondell Selling Subsidiary has, except as disclosed in the applicable Schedule, received any notice of the intention of any party to terminate any Assigned Contract prior to the stated term thereof. Subject to (i) text redacted in connection with antitrust considerations, (ii) text redacted pursuant to confidentiality provisions in Contracts for which consent to disclosure have not yet been obtained and (iii) confidential agreements for which consents to disclosure have not yet been obtained, complete and correct copies of all Contracts listed or referred to in Schedule 3.05, together with all modifications and amendments thereto, have been made, or within 90 days after the date of the Master Transaction Agreement will be made, available to Purchaser. Any such Contract (or redacted language) not provided within the time period set forth in the prior sentence because of pending antitrust matters or confidentiality requirements, shall be provided as soon thereafter as practicable to the extent permitted by the antitrust authorities or the counterparties to such agreements, as applicable.

                  (c) Schedule 3.05(a) sets forth for each Assigned Contract identified thereon whether the consent of the other party or parties thereto must be obtained pursuant to the provisions thereof by virtue of the execution and delivery of this Agreement or the consummation of the Polyols Business Acquisition to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof. To the extent that a Contract is identified on Schedule 3.05(a) in any of clauses (i) through (xxiii) of Section 3.05(a), that Contract shall also be deemed disclosed for purposes of each of the other of such clauses of Section 3.05(a) to the extent any such other clause is also applicable to such Contract, notwithstanding the fact that no specific reference to such other clause is made. For the avoidance of doubt, Contracts may have been included on Schedule 3.05(a) irrespective of whether the descriptive threshold or terms set forth in the various clauses of Section 3.05(a) are applicable thereto.

                  SECTION 3.06. Inventory. The Inventory (a) is free of any
                                ----------
material defect or deficiency and (b) is in good, usable and currently marketable condition in the ordinary course of the Polyols Business (subject, in the case of raw materials and work-in-process, to the completion of the production process).

                  SECTION 3.07. Personal Property. Except for Abandoned Assets,
                                -----------------
each item of Personal Property is in good working order, is free from any defect except for normal wear and tear and has been maintained in all respects in accordance with the past practice of the Polyols Business (other than Idle Assets which have been maintained to the extent necessary to preserve the ability to resume using such Idle Asset at a reasonable cost), and no repairs, replacements or regularly scheduled maintenance relating to any such item has been deferred (other than with respect to Idle Assets where any repairs, replacements or regularly scheduled maintenance is being done to the extent necessary to preserve the ability to resume using such Idle Asset at a reasonable cost), except for defects, failures to maintain and deferrals that, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect. All leased Personal Property of the Polyols Business is in the condition required of such property by the terms of the lease applicable thereto, except for such instances that, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect.

                  SECTION 3.08.  Receivables.  All the Receivables (a)
                                 ------------
represent actual indebtedness incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of the Polyols Business.

                  SECTION 3.09. Permits. (a) Schedule 1.02(a) (vii) sets forth
                                -------
all Permits issued or granted to Lyondell or the Lyondell Selling Subsidiaries that are necessary to operate or conduct the Polyols Business, except for those Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have a Polyols Business Material Adverse Effect. Except as set forth in Schedule 1.02(a)(vii), (i) all such Permits are validly held by Lyondell or the Lyondell Selling Subsidiaries, and Lyondell or the Lyondell Selling Subsidiaries has complied, and is in compliance, with all terms and conditions thereof, except where the failure to be so or to do so, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect, (ii) no Proceedings are pending or, to Lyondell's Knowledge, threatened relating to the revocation or modification of any such Permits the loss of which, individually or in the aggregate, could reasonably be expected to have a Polyols

Business Material Adverse Effect and (iii) to Lyondell's Knowledge, except as set forth in Part III to Schedule 1.02(a)(vii), which sets forth Permits that cannot be transferable pursuant to Applicable Law (Bayer and Lyondell agree that Lyondell shall have 90 days after November 16, 1999 to identify Permits listed on such Schedule 1.02(a)(vii) that should be included in Part III), none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Polyols Business Acquisition and the other Transactions, except for such suspensions, modifications, revocations or nonrenewals which, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect.

                  (b) Lyondell or the Lyondell Selling Subsidiaries possess all Permits to own or hold under lease and operate the Acquired Assets and to conduct the Polyols Business as conducted as of November 16, 1999, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect.

                  SECTION 3.10. Sufficiency of Acquired Assets. (a) The Acquired
                                ------------------------------
Assets, together with the Excluded Assets, the Infrastructure Assets (as defined in the Polyols Operating Agreement), the Permits referred to in Section 3.09 and Lyondell's insurance policies comprise all the material assets employed by Lyondell or the Lyondell Selling Subsidiaries in the Polyols Business and such assets are sufficient for the conduct of the Polyols Business immediately following the Closing in substantially the same manner as conducted as of November 16, 1999, assuming all required consents and approvals are obtained and assuming that Idle Assets and Abandoned Assets are not available for use in the operation or conduct of the Polyols Business.

                  (b) Based on the 1998/1999 actual or engineered (i.e., modelled) data contained in Part II of Schedule 3.10(b), Part I of Schedule 3.10(b) sets forth for each facility identified thereon 1999 production capacity for that facility, subject to the limitations and qualifications set forth in
Part II. The quantitative data set forth in Part II of Schedule 3.10(b) is accurate in all material respects, subject to the qualifications and limitations set forth therein.

                  SECTION 3.11.  Taxes.  (a)  For purposes of this Agreement:
                                 ------

                  "Tax" means (i) any tax, governmental fee or other like
                   ---
assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), (ii) any liability for the
                               ----------------
payment of any amount of the type described in clause (i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of any person with respect to the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such person to indemnify any other person.

                  (b) Except as set forth in Schedule 3.11(b), (i) Lyondell and the Lyondell Selling Subsidiaries, and any affiliated group, within the meaning of Section 1504 of the Code, of which Lyondell or the Lyondell Selling Subsidiaries is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws, with respect to the activities of the Polyols Business, (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, (iii) no material Tax Liens have been filed and no material claims are being asserted in writing with respect to any Taxes, (iv) no claim has ever been made by an authority in a jurisdiction where Lyondell or the Lyondell Selling Subsidiaries do not file Tax Returns that one or more of them might be subject to taxation on the Polyols Business' activities by that jurisdiction and (v) Lyondell and the Lyondell Selling Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, in connection with the Polyols Business' activities.

                  (c) Except as set forth in Schedule 3.11(c), (i) neither Lyondell nor any of its affiliates has made with respect to Lyondell or the Lyondell Selling Subsidiaries, or any assets of the Polyols Business, any consent under

Section 341(f) of the Code, (ii) none of the Acquired Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code and (iii) none of the Acquired Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

                  (d) Except as set forth in Schedule 3.11(d), neither Lyondell nor the Lyondell Selling Subsidiaries is a "foreign person" within the meaning of Section 1445 of the Code.

                  SECTION 3.12. Proceedings. Other than in connection with
                                -----------
antitrust filings made with regard to the transactions contemplated by the Master Transaction Agreement, Schedule 3.12 sets forth as of November 16, 1999 a list of each pending or, to the Knowledge of Lyondell, threatened Proceeding or claim with respect to which Lyondell or the Lyondell Selling Subsidiaries has been contacted in writing by counsel for the plaintiff or claimant, arising out of the conduct of the Polyols Business or against or affecting any Acquired Asset and that (a) relates to or involves more than $1,000,000, (b) seeks any injunctive relief that, individually or in the aggregate, could reasonably be expected to have a Polyols Business Material Adverse Effect or (c) relates to the transactions contemplated by this Agreement. Other than in connection with antitrust filings made with regard to the transactions contemplated by the Master Transaction Agreement, none of the Proceedings or claims listed in
Schedule 3.13 as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Polyols Business Material Adverse Effect. In addition, to the Knowledge of Lyondell, there are no unasserted claims of the type that would be required to be disclosed in Schedule 3.12 if counsel for the claimant had contacted Lyondell that are considered probable of assertion and that if asserted would have at least a reasonable possibility of an adverse determination and, if so determined, that, individually or in the aggregate, could reasonably be expected to have a Polyols Business Material Adverse Effect. To the knowledge of Lyondell, neither Lyondell nor the Lyondell Selling Subsidiaries is a party or subject to or in default under any Judgment applicable to the conduct of the Polyols Business or any Acquired Asset or Assumed Liability. Other than in connection with antitrust filings made with regard to the transactions contemplated by the Master Transaction Agreement, to the Knowledge of Lyondell, there is no pending or threatened investigation of or affecting the conduct of the Polyols Business or any Acquired Asset or Assumed Liability that, individually or in the aggregate, could reasonably be expected to have a Polyols Business Material Adverse Effect.

                  SECTION 3.13. Absence of Changes or Events. Since the date of
                                ----------------------------
the 1998 Balance Sheet, there has not been any material adverse change in the business, financial condition or results of operations of the Polyols Business, excluding changes resulting from (i) economic or market conditions which affect the world or any regional economy generally, (ii) the general market price of PO raw materials or Polyol raw materials, supplies or utilities (including propylene), (iii) the rate of inflation, (iv) valuation levels in the United States, German or world equity or capital markets, specific customer or other actions resulting directly from the announcement of the Transactions or (v) actions by Purchaser or its Affiliates that directly or indirectly affect the Polyols Business. Except as set forth in Schedule 3.13, from the date of the 1998 Balance Sheet to November 16, 1999, Lyondell has caused the Polyols Business to be conducted in the ordinary course and in substantially the same manner as previously conducted and has made all reasonable efforts consistent with past practices to preserve the relationships of the Polyols Business with customers, suppliers and others with whom the Polyols Business deals.

                  SECTION 3.14. Compliance with Applicable Laws. (a) Except as
                                -------------------------------
set forth in Schedule 3.14, the Polyols Business is in compliance with all Applicable Laws, except where the failure to be so, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect. This Section 3.14(a) does not relate to matters with respect to Taxes, which are the subject of Section 3.11, or to environmental matters, which are the subject of Section 3.14(b).

                  (b) Except for the matters set forth on Schedule 3.14(b) and except for any other matters that, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect:

                  (1) the Polyols Business is in compliance with all Environmental Laws;

                  (2) there are no pending or, to the Knowledge of Lyondell, threatened, claims, proceedings or investigations arising under Environmental Laws in connection with the Polyols Business;

                  (3) neither Lyondell nor any Lyondell Selling Subsidiaries has received any written or oral communication from any Governmental Entity or any third party that alleges that the Polyols Business may not be in compliance in any respect with, or may be subject to liability under, any Environmental Laws, except for any such noncompliance or liability that has not been resolved in accordance with Applicable Law prior to the Closing Date; and

                  (4) there has been no Release of Hazardous Substances in, on, at, under, or from any property owned or operated in connection with the Polyols Business since July 28, 1998.

                  (c) Schedule 3.14(c), which Schedule Lyondell shall provide to Purchaser no later than 90 days after the signing of the Master Transaction Agreement, shall set forth any obligations that Environmental Law or Environmental Permits impose as a result of the transactions contemplated in this Agreement or any Polyols Transfer Document to: (i) modify or transfer any Environmental Permit, (ii) file any notice or other submission with any Governmental Entity, (iii) place any notice, acknowledgment or covenant in any land records or (iv) modify or provide notice under any agreement, order or consent decree.

                  As used in this Agreement, the term "Environmental Law" means
                                                       -----------------
any and all treaties, laws, rules, regulations, enforceable requirements, binding determinations or agreements, orders, decrees, judgments, injunctions or Permits issued, promulgated or entered into by any Governmental Entity relating to the environment, preservation or reclamation of natural resources, human health and safety, or the use, management, disposal, Release or threatened Release of, or exposure to, Hazardous Substances or noxious odor.

                  As used in this Agreement, the term "Hazardous Substances"
                                                       --------------------
means all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls, and all other materials or substances regulated pursuant to any Environmental Law.

                  As used in this Agreement, the term "Release" means any
                                                       -------
spilling, leaking, pumping, purging, discharging, emitting, leaching, injecting or migrating into or through the Environment.

                  (d) The occupancies and uses of the Premises, as well as the management, maintenance, servicing and operation of the Premises, comply with all Applicable Laws, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Polyols Business Material Adverse Effect. All material approvals, consents, utility installations and connections required for the maintenance, operation and servicing of the Premises have been granted, effected, or performed and completed (as the case may be) as required, and all fees and charges therefor that have become due have been fully paid, except for those being contested in good faith. Neither Lyondell nor the Lyondell Selling Subsidiaries has received notice of, and Lyondell does not otherwise have Knowledge of, any violations relating to zoning, building use and occupancy, traffic, fire, or other laws or regulations, against, or with respect to, the Premises which, individually or in the aggregate, could reasonably be expected to have a Polyols Business Material Adverse Effect.

                  SECTION 3.15. Benefit Plans. (a) Schedule 3.15(a) contains a
                                -------------
list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), maintained or
                                                  -----
contributed to by Lyondell or the Lyondell Selling Subsidiaries for the benefit of any officers or employees of the Polyols Business ("Lyondell Pension Plans")
                                                       ----------------------
and all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by Lyondell or any of its Affiliates for the benefit of any officers or employees of the Polyols Business, including each plan and arrangement maintained or sponsored by Lyondell or any ERISA Affiliate for the benefit of employees who perform services outside of the United States (a "Foreign Plan") (all the
                                                  ------------
foregoing, including Lyondell Pension Plans, being herein called "Lyondell
                                                                  --------
Benefit Plans"). Copies of all of the material written plans and agreements, and
-------------
correct and complete summaries of all material oral plans and agreements described in Schedule 3.15(a), are or have been made available to Purchaser.

                  (b) With respect to any Lyondell Benefit Plan other than a Foreign Plan: (i) neither such Lyondell Benefit Plan nor, to the Knowledge of Lyondell, any plan fiduciary has engaged in a prohibited transaction as defined in Section 406 of ERISA (for which no individual or class exemption exists under Section 408 of ERISA) or any prohibited transaction as defined in Section 4975 of the Code (for which no individual or class exemption exists under Section 4975 of the Code) involving such Lyondell

Benefit Plan that resulted in any material liability to Lyondell which has not been satisfied; (ii) all filings and reports as to such Lyondell Benefit Plan required to have been made to the IRS, to the DOL or, if applicable, to the PBGC have been made, except where any such failure could not reasonably be expected to result, individually or in the aggregate, in a Polyols Business Material Adverse Effect; (iii) there is no litigation, disputed claim (other than routine claim for benefits), governmental proceeding or investigation commenced or pending or, to Lyondell's Knowledge, threatened with respect to any such Lyondell Benefit Plan or its related trust which could reasonably be expected to result, individually or in the aggregate, in a Polyols Business Material Adverse Effect; (iv) except where any such failure could not be reasonably expected to result, individually or in the aggregate, in a Polyols Business Material Adverse Effect, such Lyondell Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with (A) its governing documents and (B) any applicable provisions of ERISA, the Code and final regulations promulgated thereunder; and (v) no such Lyondell Benefit Plan is, and neither Lyondell nor any ERISA Affiliate has, during the preceding five (5) year period, contributed to or maintained a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                  (c) With respect to any Lyondell Benefit Plan that covers employees of Lyondell and which is intended to be qualified under Section 401(a) or Section 501(c)(9) of the Code, except as set forth in Schedule 3.15(c), favorable determination or approval letters as to qualification of such Lyondell Benefit Plan under Section 401(a) or Section 501(c)(9) of the Code have been issued by the IRS, and to Lyondell's Knowledge, no event has occurred or condition exists which would adversely affect such qualification.

                  (d) There has not been any termination or partial termination of any Lyondell Pension Plan maintained by Lyondell or any ERISA Affiliate, during the period of such common control, at a time when Title IV of ERISA applied to such Plan, that resulted in a material liability to Lyondell that has not been satisfied. Each of Lyondell's and/or any ERISA Affiliate's Lyondell Benefit Plans that is covered by COBRA is in material compliance with COBRA.

                  (e) With respect to any Foreign Plan, (i) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding or investigation commenced or pending or, to Lyondell's Knowledge, threatened with respect to such Foreign Plan or its related trust which, if determined adversely, would have a Polyols Business Material Adverse Effect, (ii) such Foreign Plan has been created and maintained in accordance with Applicable Laws and administered in all material respects in accordance with its governing documents and (iii) except where such termination is not permitted by Applicable Law, such Foreign Plan may be terminated without having a Polyols Business Material Adverse Effect.

                  (f) Except as otherwise contemplated by Section 4.08 or as required by Applicable Law, no Active Employee or Inactive Employee will become entitled to any bonus, severance or any enhanced benefit solely as a result of the transactions contemplated hereby with respect to which Purchaser could have any liability or obligation.

                  SECTION 3.16. Employee and Labor Matters. (a) Except as set
                                --------------------------
forth in Schedule 3.16(a), as of November 16, 1999: (i) there is not any, and during the past two years there has not been any, labor strike, material dispute, work stoppage or lockout pending, or, to the Knowledge of Lyondell, threatened, against or affecting the Polyols Business; (ii) to the Knowledge of Lyondell, no union organizational campaign is in progress with respect to the employees of the Polyols Business and no question concerning representation of such employees exists; (iii) to the Knowledge of Lyondell, neither Lyondell nor the Lyondell Selling Subsidiaries is engaged in any unfair labor practice in connection with the conduct of the Polyols Business; (iv) there are not any unfair labor practice charges or complaints against Lyondell or the Lyondell Selling Subsidiaries pending, or, to the Knowledge of Lyondell, threatened, before the National Labor Relations Board or any similar institution in any country outside the United States in connection with the conduct of the Polyols Business; (v) there are not any pending, or, to the Knowledge of Lyondell, threatened, union or works council grievances against Lyondell or the Lyondell Selling Subsidiaries in connection with the conduct of the Polyols Business as to which there is a reasonable possibility of an adverse determination and that, if so determined, individually or in the aggregate, could reasonably be expected to have a Polyols Business Material Adverse Effect; (vi) there are not any pending, or, to the Knowledge of Lyondell, threatened, charges in connection with the conduct of the Polyols Business against Lyondell or the Lyondell Selling Subsidiaries or any current or former employee of the Polyols Business before the Equal Employment Opportunity Commission or any state or local agency (domestic or foreign) responsible for the prevention of unlawful employ-ment practices, except for those matters that if adversely determined could not reasonably be expected to result, individually or in the aggregate, in a Polyols Business Material Adverse Effect; and (vii) neither Lyondell nor any of the Lyondell Selling Subsidiaries has received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of the Polyols Business and, to the Knowledge of Lyondell, no such investigation is in progress.

                  (b) Except for those employees at the Fos-Sur-Mer facility or the Channelview facility who are necessary to provide operating services to Purchaser or the Purchaser Designees under the Polyols Operating Agreement with respect to such facility, Schedules 3.16(b)(i) and (ii) set forth respectively,
(i) the name and work location of each employee wholly or primarily dedicated to the Polyols Business and (ii) the name and work location of each employee partially (but not primarily) dedicated to the Polyols Business. Notwithstanding the foregoing, Schedules 3.16(b)(i) and (ii) shall in no event include the employees set forth in Schedule 3.16(b)(iii). Schedules 3.16(b)(i), 3.16(b)(ii) and 3.16(b)(iii) may be supplemented and modified as Purchaser and Lyondell may mutually agree after November 16, 1999. Except as set forth in Schedule 3.16(b)(i), since August 1, 1999, no employee who is wholly or primarily dedicated to the Polyols Business and serving in a managerial, supervisory, professional or technical position has transferred employment between the Polyols Business and another business of Lyondell or its Affiliates. Except as set forth in Schedules 3.16(b)(i) and 3.16(b)(ii), since November 16, 1999, no employee who is a production operator or administrative support employee has transferred employment between the Polyols Business and another business of Lyondell or its Affiliates, other than any such transfers conducted in the ordinary course and under substantially the same circumstances or conditions as previous transfers were conducted.

                  (c) No employee of the Polyols Business is, to the Knowledge of Lyondell, a party to or bound by any Contract (except with respect to a confidentiality agreement or provision with respect to which consent to disclose has been obtained), or subject to any Judgment that may interfere with the use of such person's best efforts to promote the interests of the Polyols Business, may conflict with the Polyols Business or the transactions contemplated hereby or that could reasonably be expected to have a Polyols Business Material Adverse Effect. To the Knowledge of Lyondell, no activity of any employee of the Polyols Business as or while an employee of the Polyols Business has caused a violation of any employment contract, confidentiality agreement or other Contract to which such employee was a party. To the Knowledge of Lyondell, neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the conduct of the Polyols Business by the employees of the Polyols Business (assuming the Polyols Business employees honor their respective obligations, if any, to maintain the secrecy of confidential information in their possession), will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract, under which any such employee is now obligated. This Section 3.16(c) does not relate to agreements concerning Assigned Intellectual Property, these agreements being the subject of Section 3.04.

                  SECTION 3.17. Disclosure. The representations and warranties
                                ----------
of Lyondell and the Lyondell Selling Subsidiaries contained in this Agreement and the other Transaction Documents, together with the statements contained in the certificates and Schedules furnished or to be furnished by or on behalf of Lyondell or the Lyondell Selling Subsidiaries to Purchaser pursuant to this Agreement or any other Transaction Document, taken as a whole, do not and will not contain any untrue statement of a material fact, or omit to state any material fact, necessary in order to make such statements, taken as a whole, not materially misleading in light of the circumstances under which they are or will be made. Lyondell and the Lyondell Selling Subsidiaries specifically acknowledge that all disclosures pursuant to this Agreement and relating to "year 2000 processing" or consisting of or including "year 2000 statements" are specifically incorporated into this Section 3.17 for the purposes of the Federal Year 2000 Information and Readiness Disclosure Act (as such terms are defined in such Act).

                  SECTION 3.18.  Suppliers.  No later than 5 Business Days
                                 ----------
prior to the Closing, Lyondell shall provide a list of the suppliers that individually sell goods or services for which the aggregate purchase price exceeds 5% of the total amount of goods and services purchased by the Polyols Business during its most recent full fiscal year.

                  SECTION 3.19. Customers. Neither Lyondell nor any Lyondell
                                ---------
Selling Subsidiary has received any customer complaint concerning the products and services of the Polyols Business, other than complaints and returns made in the ordinary course of business that, individually or in the aggregate, have not had and could not reasonably be expected to have a Polyols Business Material Adverse Effect. No later than 5 Business Days prior to the Closing Date, Lyondell shall provide a list of customers who individually accounted for more than 5% of the Polyols Business's sales in the most recent fiscal year.

                  SECTION 3.20. Year 2000 Compliance. (a) All computer and other
                                --------------------
systems, software programs, products, equipment, components and facilities used in the Polyols Business, whether owned or produced by Lyondell or any of its Affiliates or, to Lyondell's Knowledge, supplied thereto by any third party as of November 16, 1999 and prior to and following the Closing Date shall be Year 2000 Compliant (as defined below), except where the failure to be so could not reasonably be expected, individually or in the aggregate, to have a Polyols Business Material Adverse Effect.

                  (b) The term "Year 2000 Compliant", with respect to a computer
                                -------------------
or other system, software program, product, equipment, component or facility means that such computer or other system, program, product, equipment, component or facility: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (ii) has the ability to provide date recognition for any data element without limitation; (iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000;
(iv) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) will not produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000; (vi) has the ability to process correctly after January 1, 2000, data containing dates before that date; and (vii) has the ability to recognize all "leap year" dates, including February 29, 2000.

                  SECTION 3.21. The Acquired Shares. Except as set forth on
                                -------------------
Schedule 3.21, Lyondell, directly or through one or more of the Lyondell Selling Subsidiaries, has good and valid title to the Acquired Shares, free and clear of any Liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Assuming Purchaser or the applicable Purchaser Designee has the requisite power and authority to be the lawful owner of the Acquired Shares, upon delivery to Purchaser or the applicable Purchaser Designee at the Closing of certificates representing the Acquired Shares, duly endorsed by Lyondell for transfer to Purchaser or the applicable Purchaser Designee, and upon Lyondell's receipt of the Polyols Business Purchase Price, good and valid title to the Acquired Shares will pass to

Purchaser or the applicable Purchaser Designee, free and clear of any Liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from acts of Purchaser or its Affiliates. Other than this Agreement and as set forth on Schedule 3.21, the Acquired Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Acquired Shares. Except as set forth on Schedule 3.21, no stock transfer taxes are due as a result of the purchase and sale of the Acquired Shares.

                  SECTION 3.22. Capital Stock of the Asian Companies. Schedule
                                ------------------------------------
3.22 sets forth, as of December 31, 1998 and currently, for each Asian Company the amount of its authorized capital stock, the amount of its outstanding capital stock and Lyondell's record and beneficial ownership interest in such outstanding capital stock. All the outstanding shares of capital stock of each Asian Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 3.22, there are no shares of capital stock or other equity securities of any Asian Company outstanding. Except as set forth on Schedule 3.22, the Acquired Shares have not been issued in violation of, and none of the Acquired Shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the Organizational Documents of the applicable Asian Company, any contract, agreement or instrument to which the applicable Asian Company is subject, bound or a party or otherwise. Except as set forth on Schedule 3.22, there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which Lyondell or any Asian Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Asian Companies or
(ii) that give any person (other than the Asian Venture Partners) the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Asian Companies. Except as set forth in Schedule 3.22, there are no equity securities of the Asian Companies reserved for issuance for any purpose. Except as set forth in Schedule 3.22, there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any of the Asian Companies may vote.

          SECTION 3.23. Equity Interests. The Asian Companies do not directly or
                        ----------------
indirectly own any capital stock of or other equity interests in any corporation, partnership or other Person and none of the Asian Companies is a member of or participant in any partnership, joint venture or similar Person.

          SECTION 3.24. Change of Control. Lyondell Singapore Pte, Ltd. is not
                        -----------------
bound by any contract which contains a change of control provision or which could otherwise be adversely affected by the assignment of the Acquired Shares, other than such contracts that, individually or in the aggregate, have not had and could not reasonably be expected to have a Polyols Business Material Adverse Effect.

                                  ARTICLE IV

                                   Covenants
                                   ---------

          SECTION 4.01. Collection of Receivables. (a) From and after the
                        -------------------------
Closing, Purchaser shall have the right and authority to collect for its own account all Included Receivables and to endorse with the name of Lyondell or the Lyondell Selling Subsidiaries, as applicable, any checks or drafts received with respect to any Included Receivables. Lyondell and the Lyondell Selling Subsidiaries shall promptly deliver to Purchaser any cash or other property received directly or indirectly by it with respect to the Included Receivables. Unless otherwise specified by the payor, Purchaser shall first apply collections with respect to the Included Receivables to the oldest Included Receivables owed by such payee. Credits for price, volume or returned products adjustments that are authorized by Purchaser shall be treated as collections in an amount equal to the value of such adjustments. Promptly after the Closing, Purchaser shall notify Lyondell of any Included Receivable that has not been collected within 60 days after its due date. If any Included Receivables have not been collected by Purchaser within 60 days after its due date, Lyondell shall at the request of Purchaser promptly purchase such Included Receivables from Purchaser; provided,
                                                                      --------
that Lyondell shall not be required to repurchase any Included Receivable which Purchaser has not requested Lyondell to repurchase within 90 days after such Included Receivable's due date. Notwithstanding the immediately prior sentence, Purchaser shall have the right to require Lyondell to purchase any Included Receivable that has become due prior to the Closing Date within (x) 30 days after the Closing Date with respect to any such Included Receivable that is owed in connection with U.S. operations or (y) 60 days after the Closing Date with respect to any such Included Receivable that is owed in connection with non-U.S. operations.

          (b) Purchaser shall reasonably cooperate with Lyondell to collect from the applicable payee any Included Receivables repurchased by Lyondell pursuant to Section 4.01(a). Purchaser shall promptly deliver to Lyondell any cash or other property received by it from the applicable payee with respect to any Included Receivables repurchased by Lyondell pursuant to Section 4.01(a).

          (c) Purchaser shall not restrict or otherwise interfere with Lyondell in Lyondell's attempts to collect from the applicable payees any Included Receivables repurchased by Lyondell pursuant to Section 4.01(a); provided, that,
                                                                 --------
if requested at any time by Purchaser, Lyondell shall inform Purchaser of its collection activities and plans with respect to those Included Receivables in an original amount greater than $25,000.

          (d) Lyondell shall provide immediately prior to the Closing, and Purchaser shall provide monthly thereafter, an aging analysis of Included Receivables.

          (e) All intercompany receivables attributable to the Acquired Assets and the Acquired Shares shall be paid in full and discharged by Lyondell prior to the Closing.

          SECTION 4.02. Bulk Transfer Laws. Purchaser hereby waives compliance
                        ------------------
by Lyondell and the Lyondell Selling Subsidiaries with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser. Lyondell hereby waives compliance by Purchaser and the Purchaser Designees with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser.

          SECTION 4.03. Joint Access to Records. (a) Purchaser and Lyondell
                        -----------------------
shall cooperate with each other to determine whether certain Records (such as invoices) transferred to Purchaser pursuant to Section 1.02(a)(xiii) shall be located at Lyondell's facilities for the convenience of both parties. If the parties agree to do so with respect to any such Records, then Lyondell shall give Purchaser and its authorized representatives access to such Records during normal business hours and will instruct its employees and representatives to cooperate with Purchaser to enable Purchaser and its authorized representatives to review or obtain such Records. Purchaser shall be solely responsible for its own costs in connection with review of such Records and any reasonable costs incurred by Lyondell directly related to Purchaser reviewing such Records (including copying costs and retrieval costs, but excluding costs for warehouse space or utilities). Lyondell covenants that it will not destroy any such Records without giving Purchaser reasonable notice of its intentions and the reasonable opportunity to remove such Records from Lyondell's facilities if Purchaser elects to do so.

          (b) Purchaser shall give Lyondell and its authorized representatives access to those Records that Lyondell may reasonably request to review and copy in connection with any pending or threatened Proceeding involving Lyondell or any of its Affiliates. Purchaser shall provide access to such Records during normal business hours and will instruct its employees and representatives to cooperate with Lyondell to permit it to review and copy such Records. Lyondell shall be solely responsible for its own costs in connection with the review of such Records and any reasonable costs incurred by Purchaser directly related to Lyondell reviewing such Records (including copying costs and retrieval costs, but excluding cost for warehouse space or utilities). Purchaser covenants that it will not destroy any such Records except in accordance with its normal retention policies. Notwithstanding the immediately preceding sentence, Purchaser will not destroy any such Records that Lyondell reasonably requests not be destroyed because of any pending or threatened Proceeding involving Lyondell or any of its Affiliates; provided, that Purchaser may destroy such
                                   --------
Records after resolution of such pending Proceeding (or with respect to a threatened Proceeding, after such Proceeding is no longer threatened or otherwise resolved) unless Lyondell reasonably objects.

          SECTION 4.04. Further Assurances. From time to time, as and when
                        ------------------
requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of Lyondell and the Lyondell Selling Subsidiaries, executing and delivering to Purchaser such deeds, bills of sale, patent and patent application assignments, trademarks and trademark application assignments and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

          SECTION 4.05. Names Following Closing. Subject to receiving any
                        -----------------------
applicable consents, Purchaser shall promptly amend the constitutive documents of the Asian Companies to change their names to names not including or similar to the name Lyondell.

          SECTION 4.06. Carpenter Contract. Lyondell shall reimburse Purchaser
                        ------------------
for each payment made by Purchaser in respect of the "Reactor Cost" (as defined in Section 2 of the Carpenter Processing Agreement) pursuant to Sections 2 and 12 of the Carpenter Processing Agreement if and to the extent Purchaser makes such payment (each monthly payment being approximately $202,700 as of November 16, 1999, excluding any adjustments to such amount pursuant to Sections 6(c) and 12 of the Carpenter Processing Agreement). Until the Reactor Cost is paid in full, Purchaser will submit an invoice to Lyondell monthly in the amount of the "Reactor Cost Monthly Payment" then payable under Sections 2 and 12 of the Carpenter Processing Agreement for the immediately preceding month. Such invoice shall also set forth the due date for such payment, which date will be the date on which the Reactor Cost Monthly Payment is due and payable pursuant to Section 12 of the Carpenter Processing Agreement. Section 2 of the Carpenter Processing Agreement contemplates that the Reactor Cost may be prepaid without penalty. At Lyondell's request, Purchaser will cooperate with Lyondell to enable Lyondell to effect any such prepayment if Lyondell elects to do so, so long as such cooperation will not result in any cost to Purchaser. Section 12 of the Carpenter Processing Agreement also contemplates that all invoices under the Carpenter Processing Agreement will be reconciled at the end of each "Quarter" to reflect any reimbursement of the Reactor Cost Monthly Payment pursuant to
Section 6(c) of the Carpenter Processing Agreement. To the extent there are any such adjustments pursuant to Sections 6(c) and 12 of the Carpenter Processing Agreement that are paid in cash instead of an adjustment to the next monthly invoice (for example, if there are no further monthly invoices on which to make such adjustment), Purchaser shall promptly pay over such amount to Lyondell. In no event shall the failure by Purchaser to timely submit an invoice to Lyondell relieve Lyondell of its obligation under this Section.

          "Carpenter Processing Agreement" means the Processing Agreement dated
           ------------------------------
as of April 20, 1998 by and between ARCO Chemical Company, a Delaware corporation, and Carpenter Co., a Virginia corporation, providing for the toll manufacturing of certain Polyols products.

          SECTION 4.07. Post-Closing Cooperation. (a) Lyondell and Purchaser
                        ------------------------
shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, after the Closing to ensure the orderly transition of the Polyols Business from Lyondell to Purchaser and to minimize any disruption to the Polyols Business and the other respective businesses of Lyondell and Purchaser that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Purchaser and Lyondell shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, such information and assistance relating to the Polyols Business (to the extent within the control of such party) as is reasonably necessary for Purchaser's financial reporting and accounting matters. Nothing in this Section 4.07 provides to Purchaser any audit rights not provided herein or in any other Transaction Documents nor does it expand on any such audit rights.

          (b) After the Closing, upon reasonable written notice, Lyondell and Purchaser shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Acquired Assets (including, access to books and records) as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax Return. Lyondell and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Polyols Business.

          SECTION 4.08. Employee and Benefit Plan Matters. (a) With respect to
                        ---------------------------------
the Active Employees and Inactive Employees listed on Schedules 3.16(b)(i) and 3.16(b)(ii) and any other employee of the Polyols Business mutually agreed upon by Lyondell and Purchaser, except as restricted by Applicable Law, within 135 days after November 16, 1999 Purchaser will give notice to Lyondell of the names of those Active Employees and Inactive Employees to whom Purchaser intends to offer employment. Purchaser shall offer employment to those Active Employees and Inactive Employees it has identified prior to the Closing within 30 days after the notice to Lyondell provided for above. An Inactive Employee's employment offer shall be conditioned on his or her return to active service on terms and conditions determined by Purchaser that are consistent with Purchaser's normal return to work practices. Each Active Employee and Inactive Employee to whom Purchaser extends an employment offer and who accepts Purchaser's offer and each EU Employee and each Asia Employee shall be referred to as an "Offered Employee". Except as otherwise
                                     ----------------
provided herein, employment of Offered Employees shall be effective as of the Closing Date on terms and conditions determined by Purchaser to the extent not inconsistent with Applicable Law. Employment of Offered Employees providing transition services to Purchaser pursuant to transition services agreements to be entered into between Lyondell and Purchaser (or their respective Affiliates) shall be effective at the time such transition services are completed pursuant to the terms of such transition services agreements and all applicable provisions of this Section 4.08 shall become effective at such date with respect to such Offered Employees (and not on the Closing Date). Those Active Employees and Inactive Employees who do not accept Purchaser's employment offer or who are not offered employment by Purchaser shall remain employees of Lyondell. Purchaser and Lyondell shall cooperate to enable Purchaser to begin its interviewing and evaluation process of Active Employees in order for Purchaser to determine the offer of employment to be made to such individuals. Lyondell will use its Reasonable Best Efforts to cause all such employees who are offered employment by Purchaser to accept such offers. Except as otherwise mutually agreed between Purchaser and Lyondell, Lyondell shall neither discourage any such employee from accepting such offer of employment nor solicit (or attempt to solicit) any such employee to remain an employee of Lyondell or its Affiliates. "Active Employees" means all employees on Schedule 3.16(b)(i) or 3.16(b)(ii),
 ----------------
other than EU Employees and Asia Employees, who are in active employment with Lyondell or a Lyondell Selling Subsidiary as of the Closing Date. "Inactive
                                                                   --------
Employees" means all employees (other than former employees) on Schedule
---------
3.16(b)(i) or 3.16(b)(ii), other than EU Employees and Asia Employees, who are not in active employment with Lyondell or a Lyondell Selling Subsidiary as of the Closing Date but who are on an authorized leave of absence determined in a manner consistent with Lyondell's leave of absence policies then in effect. "EU
                                                                             --
Employees" means the employees listed on Schedule 3.16(b)(i) to whom the
---------
European Union Directive is applicable. "Asia Employees" means the employees
                                         --------------
listed on Schedule 3.16(b)(i) and 3.16(b)(ii) who are employed at one of the Asian Companies.

          (b) (i) Purchaser acknowledges and agrees that pursuant to the European Union Acquired Rights Directive (the "European Union Directive"), the
                                               ------------------------
employment contracts between Lyondell or its Affiliates, as the case may be, and its EU Employees and any CBAs relating to those employees will remain in effect on and after the Closing Date as if originally made between Purchaser or its Affiliates, as the case may be, and the EU Employees or between Purchaser or its Affiliates, as the case may be, and the relevant trade union or works council, as the case may be.

          (ii) Lyondell and its Affiliates shall discharge all obligations and liabilities of the employer with respect to the EU Employees up to the Closing Date.

          (iii) Purchaser and its Affiliates shall discharge all obligations and liabilities of the employer with respect to the EU Employees on and after the Closing Date.

          (iv) Lyondell, Purchaser and their respective Affiliates shall observe their respective obligations to inform and consult with the EU Employees and their representatives pursuant to the European Union Directive with respect to the transactions contemplated by this Agreement. Lyondell and Purchaser shall provide information to each other as may reasonably be required to enable each other to meet their respective obligations to consult with the EU Employees and their representatives pursuant to the European Union Directive.

          (c) Subject to Section 4.08(b), Purchaser will provide coverage for Offered Employees under its employee benefit plans and programs and its incentive compensation plans and programs on the same basis in the aggregate as that provided to similarly situated employees of Purchaser, except that an Offered Employee who has received a payment under Lyondell's Change of Control Plan shall not (except as otherwise required by Applicable Law) be eligible to participate in any Purchaser severance plan or programs until the Offered Employee has completed 12 months of actual Purchaser employment. Each Offered Employee shall be given credit, without duplication, for all service with Lyondell or any Affiliate of Lyondell (or service credited by Lyondell or any Affiliate of Lyondell) under (i) all employee benefit plans, programs and policies, and fringe benefits of Purchaser in which that employee becomes a participant for purposes of eligibility (including eligibility for post-retirement medical insurance coverage under Purchaser's applicable post-retirement medical plans and arrangements as provided in Section 4.08(h)) and vesting, but, except as provided in Section 4.08(e) or Section 4.08(f), not for purposes of calculating benefit accruals under Purchaser's defined benefit pension plan and (ii) Purchaser's vacation, service award and severance plans for purposes of calculating the amount of such Offered Employee's benefits under such plans.

          (d) Purchaser shall waive any preexisting condition limitations for such conditions covered under Lyondell's medical, health or dental plans and shall honor any deductible and out-of-pocket expenses incurred by Offered Employees and their dependents under Lyondell's medical, dental or health plans during the portion of the calendar year preceding the Closing Date. Offered Employees shall be eligible for benefits up to the maximum benefit payment limitation contained in Purchaser's medical, health or dental plans, without offset for any prior benefit payment under Lyondell's medical, health or dental plans. Purchaser shall waive any medical certification under its group term life insurance plan or disability plans for each Offered Employee up to the amount of coverage such Offered Employee had under Lyondell's life insurance plan or disability plans (but subject to any limits on the maximum amount of coverage under Purchaser's life insurance plan or disability plans).

          (e) Effective as of the Closing Date, each Offered Employee who is based in the United States will be eligible to participate in the Bayer Corp. Pension Plan (the "Bayer Corp. Pension Plan") in accordance with the terms of
                   ------------------------
such plan. An Offered Employee's benefits under the Bayer Corp. Pension Plan will be determined under whichever of the two formulas results in a greater benefit: (i) the benefit determined under the Bayer Corp. Pension Plan based on all benefit service credited by Lyondell under the Lyondell Pension Plan plus all future benefit service with Purchaser reduced by the accrued benefit under the Lyondell Pension Plan as of the Closing Date; or (ii) future services only under the Bayer Corp. Pension Plan.

          (f) (i) With regard to Offered Employees based in countries other than the United States, Purchaser, or a Purchaser Designee, will assume all existing retirement and life insurance benefit liabilities and obligations in respect of such Offered Employees, consistent with Lyondell's Foreign Plans and the Applicable Law of the countries which govern those plans. As soon as practicable after the Closing Date, (A) Lyondell will deliver to Purchaser in respect of Foreign Plans that are defined benefit plans, a valuation for each such plan of the accrued pension and retirement obligations owed by Lyondell to or in respect of the Offered Employees thereunder as of the Closing Date and (B) the plan assets of those Foreign Plans (as determined pursuant to Section 4.08(f)(ii) and (iii)) will be transferred to the relevant pension and investment vehicles as directed by Purchaser or, where applicable, by the Offered Employees.

          In respect of Foreign Plans that are defined contribution plans, the plan assets (i.e., the account balances thereof) will be transferred by Lyondell to the relevant funds as directed by Purchaser or, where applicable, by the applicable Offered Employees.

         (ii) The plan assets of Lyondell's Foreign Plans that are defined benefit plans and that will be transferred to Purchaser, or a Purchaser Designee, pursuant to this Section 4.08(f) shall be determined, in accordance with the Applicable Laws of the respective countries governing those plans. The following specific funding requirements are agreed:

     .    United Kingdom-- minimum funding requirement ;
     .    Netherlands-- minimum reserve required to be held; and

Except as provided in this Section 4.08(f), Lyondell will have no other obligation to transfer any plan assets to Purchaser or its Affiliates with respect to the Foreign Plans.

         (iii) Purchaser, or a Purchaser Designee, will assume all the responsibilities and obligations as the sponsoring employer of the Lyondell Products Europe Inc. Pension Plan and the PT Lyondell DANA Pension Plan effective as of the Closing Date. Lyondell and Purchaser agree to sign the necessary documentation to give effect to the change of sponsoring employer and Lyondell agrees to transfer the plan assets held by these plans to Purchaser, or a Purchaser Designee, in each case, as soon as practicable after the Closing Date. To the extent that Lyondell has prepaid the annual premium for any of these plans, Purchaser, or a Purchaser Designee, shall promptly reimburse Lyondell in the amount of annual premium equal to the proportional annual premium for the balance of the applicable policy year after the Closing Date.

         (iv) For the avoidance of doubt, the plan assets referred to in the preceding subsections of this Section 4.08(f) shall include the insurance policies or portions of insurance policies associated with such Foreign Plans.

         (v)   If Purchaser's designated actuary ("Purchaser's Actuary")
                                                   -------------------
     notifies Lyondell's designated
     actuary ("Lyondell's Actuary") that he does not agree with Lyondell's
               ------------------
     Actuary's assumptions in respect of the valuations required under this
     Section 4.08(f), Lyondell and Purchaser will use their Reasonable Best Efforts to ensure that their respective Actuaries negotiate with each other in good faith with a view to agreeing on the assumptions to be used in respect of such required valuation. If, however, Purchaser's Actuary and Lyondell's Actuary fail to agree within 2 months after the later of the date of receipt of Lyondell's proposed valuation and the date of receipt of all information which Purchaser's Actuary reasonably requires, the dispute may, at the option of either Lyondell or Purchaser, be referred to an independent Actuary selected and agreed to by Purchaser's Actuary and Lyondell's Actuary (the "Independent Actuary"). In such event, the
                              -------------------
     Independent Actuary will certify the assumptions to be used in respect of the required valuation. Lyondell and Purchaser will be responsible for the costs of their respective Actuaries and shall share 50/50 the cost of the Independent Actuary.

          (vi) With respect to Lyondell's pension liabilities regarding non-US Offered Employees as of the Closing Date and to the extent such liabilities are assumed by Purchaser in accordance with Applicable Law, it is intended that related assets be transferred to Purchaser or the appropriate funding vehicles as required under Applicable Law. To the extent that there is a difference between the minimum funding requirement in any country and the related accumulated benefit obligation for the underlying liabilities at the Closing Date, Purchaser and Lyondell will, based on the provision for actuarial valuations in Section 4.08(f)(v), work together to calculate the difference between the two valuations and will share any differences on a 50/50 basis.

          (g) This Agreement shall not prevent Lyondell from implementing any normally scheduled pay increase prior to the Closing. Lyondell shall pay all compensation to Offered Employees earned as of the Closing Date. Lyondell shall pay to each Offered Employee who does not receive a payment under Lyondell's Change of Control Plan an amount equal to the pro-rated portion of any annual cash bonus that would have been payable to such Offered Employee under the terms and conditions of Lyondell's employee bonus plans had such Offered Employee remained eligible to participate in the plan and remained in Lyondell's employment through the end of the period required under Lyondell's employee bonus plans. Such payment shall be paid to such Offered Employee at the time any bonus payments are made to Lyondell's employees under the Lyondell employee bonus plans. For purposes of this Section 4.08(g), "pro-rated portion" shall be calculated based on the percentage of the bonus period that such Offered Employee was employed by Lyondell during that calendar year.

          (h) Notwithstanding Section 4.08(c), Lyondell will retain liability for and will pay post-retirement medical and life insurance benefits under terms and conditions applicable to Lyondell retirees generally to those Offered Employees who are based in the United States immediately prior to the Closing Date and who will have attained 55 years of age and ten years of service with Lyondell or its Affiliates as of the Closing Date or who, within 12 months following the Closing Date, will have attained 55 years of age and ten years of service (counting service with Purchaser from and after the Closing as if it were rendered to Lyondell). Purchaser shall provide Offered Employees who are not otherwise eligible under Lyondell Benefit Plans and who meet the eligibility requirements for post-retirement medical and life insurance benefits under Purchaser Corp.'s applicable plans with post-retirement medical insurance coverage under Purchaser Corp.'s plans, giving credit to Offered Employees for their service prior to the Closing with Lyondell or any Lyondell Affiliate.

          (i) Effective as of the Closing Date, Lyondell shall vest each Offered Employee in his or her accrued benefit and account balance, if any, under Lyondell's applicable U.S. tax-qualified defined benefit and defined contribution plans.

          (j) Lyondell shall retain all liabilities and obligations it may have to make payments to the eligible Offered Employees under Lyondell's Change of Control Plan which become payable solely as a result of the change of control of the Polyols Business contemplated by this Agreement.

          (i) Lyondell shall retain all liabilities and obligations to make severance payments under Lyondell Benefit Plans (including Lyondell's Change of Control Plan), Applicable Law or controlling legal precedent (e.g., court decisions, social laws or works council requirements), to any Active Employee or Inactive Employee (A) who is not offered employment with Purchaser or (B) who does not accept an offer of employment with Purchaser, or to any employee whose employment terminates as a result of bumping or a similar process which directly results from an Active

     Employee's or Inactive Employee's failure to receive, or rejection of a Purchaser offer.

          (ii) Purchaser shall promptly reimburse Lyondell for the amount of the severance paid pursuant to Section 4.08(j)(i) if the termination of employment takes place within 180 days after the later of (A) the Closing Date or (B) the end of transition services, if applicable (the amount of such reimbursement in respect of any EU Employee providing transition services shall include payments made in lieu of notice, if any). The amount of reimbursement shall be the amount of severance payable under Lyondell Benefit Plans (other than the Change of Control Plan), Applicable Law or controlling legal precedent (e.g., court decisions, social laws or works council requirements) and, if the severance is paid as a result of bumping or similar process, the amount of reimbursement shall not exceed the severance which would have been payable to the employee originally identified for termination.

          (iii) Lyondell will reimburse Purchaser in an amount equal to 50% of each severance payment made by Purchaser to an Offered Employee who is terminated by Purchaser within the twelve month period following the Closing Date, if the employee did not receive payment under Lyondell's Change of Control Plan. The amount of reimbursement shall be 50% of the amount of severance payable under Purchaser's benefit plans, Applicable Law or controlling legal precedent (e.g., court decisions, social laws or work council requirements).

            (k) During the calendar year 2000, each Offered Employee's vacation entitlement with Purchaser shall be equal to any unused vacation days remaining for that employee under Lyondell's vacation policy for calendar year 2000. To the extent permitted by Applicable Law, Offered Employees shall be eligible for vacation under Purchaser's vacation policy beginning in the calendar year 2001.

            (l) Lyondell shall consult with Purchaser and keep Purchaser timely apprised of all negotiations by Lyondell or its Affiliates with respect to each newly negotiated or existing collective CBA covering employees of the Polyols Business. With respect to the Lyondell employees of the Polyols Business located at Rieme and Newtown Square, any new CBA or extension or substantive modification of an existing CBA covering those employees shall be subject to Purchaser's final approval according to Applicable Law.

          (m) Lyondell shall retain all liabilities and obligations with respect to any deferred compensation under Lyondell's deferral plans or otherwise or liabilities or obligations related to Lyondell's supplemental retirement plans which is credited as of the Closing Date to Offered Employees and shall make payments thereof to the individuals entitled thereto in accordance with the terms of the applicable Lyondell Benefit Plans. If, by Applicable Law or otherwise, Purchaser has to make such payments, Lyondell shall promptly reimburse Purchaser for such payments actually made.

          (n) During the period from November 16, 1999 through the Closing Date, Lyondell shall not transfer (or cause to be transferred) the employment of any individual listed on Schedule 3.16(b)(i) or (ii) to another business of Lyondell or any of its Affiliates without the prior written consent of Purchaser.

          (o) Lyondell's obligation to make payments to any employee under the Change of Control Plan shall be determined solely by the terms of the Change of Control Plan.

          SECTION 4.09. Use of Trademarks and Trade Names on Existing Inventory.
                        -------------------------------------------------------
(a) After the Closing, Purchaser and Purchaser Designees shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing the trade name Lyondell Chemical Company, Lyondell Petrochemical Company, the trademarks Lyondell and Lyondell Cube Design, and/or other trade names and trademarks of Lyondell, until the earlier of (i) eighteen months after the Closing Date and (ii) the date existing stocks are exhausted. Purchaser and Purchaser Designees shall take reasonable measures to inform purchasers that Purchaser or Purchaser Designees is the new source of the goods. During the period of use by Purchaser and Purchaser Designees of said trade names and trademarks, Purchaser and Purchaser Designees shall retain and conform to Lyondell's established quality standards and formulations for each of the goods.

          (b) Purchaser and/or Purchaser Designees shall not, by reason of their use of materials pursuant to this Section 4.09, derive any right, title or interest in or to Lyondell's said trade names and trademarks, nor shall Purchaser and Purchaser Designees challenge the validity or ownership by Lyondell of said trade names and trademarks. Neither Purchaser nor Purchaser Designees shall attempt to register Lyondell's above-designated trademarks in any country. Purchaser and Purchaser Designees shall cooperate with Lyondell to execute such documents which Lyondell determines are necessary for filing in any country to protect Lyondell's rights in Lyondell's said trade names and trademarks.

          (c) Neither Purchaser nor Purchaser Designees shall be obligated to change the said trade names and trademarks on goods in the hands of dealers, distributors and customers at the time of the expiration of the time period set forth in subsection (a) above.

          (d) Purchaser and Purchaser Designees agree to use reasonable efforts to cease using Lyondell's said trade names and trademarks on buildings, cars, trucks and other fixed assets as soon as practicable, but in no event shall such use continue for more than nine months after the Closing Date.

          (e) The prohibitions set forth in this Section 4.09 may be amended or extended only with the written consent of Lyondell; provided, that such consent
                                                    --------
will not be unreasonably withheld if Purchaser and Purchaser Designees cannot exhaust existing inventory.

          SECTION 4.10. Financial Information. Except as provided below, for
                        ---------------------
each fiscal quarter of Lyondell ending after November 16, 1999 and prior to the Closing Date, Lyondell shall furnish to Purchaser, within the earlier of (i) 50 days after the end of each such quarter or (y) 5 days after the date on which Lyondell files with the SEC its consolidated financial information with respect to such quarter, unaudited financial statements for the Polyols Business as at and for the fiscal quarter then ended in the form of the Financial Statements (the "Interim Financial Statements"), together with supplemental financial
      ----------------------------
information in the form of the Supplemental Financial Schedules (the "Interim
                                                                      -------
Supplemental Financial Schedules"); provided, however, if the Closing Date is
--------------------------------    --------
less than 45 days after the end of any such fiscal quarter, Lyondell shall, in respect of that quarter, furnish to Purchaser on or before 5 days prior to the Closing only the Interim Financial Statements (no Interim Supplemental Financial Schedules being required hereunder); provided further, that the Interim
                                     -------- -------
Financial Statements (but not the Interim Supplemental Financial Schedules) for the fiscal quarter ending December 31, 1999 shall be audited and provided to Purchaser on or before 90 days after the end of such quarter. The Interim Financial Statements shall be derived from Lyondell's consolidated financial statements filed or to be filed on Form 10-K or 10-Q, as the case may be, with the SEC in respect of the applicable fiscal periods and Lyondell's books and records, which will be prepared in accordance with GAAP, except that accounts receivable may include certain amounts sold to Lyondell Funding LLC, which is not consolidated with Lyondell for financial reporting purposes. Each set of Interim Financial Statements will present fairly and reasonably the results of operations and financial condition of the Polyols Business as of and for the fiscal period then ended under GAAP (except as described in the notes thereto).

          SECTION 4.11. Proceedings; Employee and Labor Matters. Lyondell
                        ---------------------------------------
covenants that it will promptly disclose in writing to Purchaser any pending or threatened Proceeding, claim or other matter that would have been disclosed on
Schedule 3.12 or Schedule 3.16(a) or as an exception to Section 3.15(b)(iii) if such representations were made as of the date Lyondell learns of such pending or threatened Proceeding, claim or other matters. Lyondell acknowledges that on the Closing Date it shall be deemed to make the representations set forth in Section 3.12, Section 3.16(a) and Section 3.15(b)(iii) as of the Closing Date, qualified by Schedule 3.12 or Schedule 3.16(a), as applicable, and any pending or threatened Proceeding, claims or other matters subsequently disclosed by Lyondell to Purchaser pursuant to this provision after November 16, 1999 and prior to the Closing.

          SECTION 4.12. Holz Impoundment. At the Closing, Lyondell shall provide
                        ----------------
Purchaser with a copy of the records documenting the quantities or volumes of ash, sludge, lime, fly-ash, bottom-ash or other materials or wastes deposited at the Holz Impoundment or earmarked by Lyondell prior to the Closing to be deposited at the Holz Impoundment.

          SECTION 4.13. No Indebtedness of Lyondell Singapore Pte, Ltd. Lyondell
                        ----------------------------------------------
and Lyondell Singapore Pte, Ltd. agree that on or before the Closing Date, Lyondell Singapore Pte Ltd. will have discharged all its indebtedness.

                                   ARTICLE V

                            [INTENTIONALLY DELETED]

                                  ARTICLE VI

                                Indemnification
                                ---------------

          SECTION 6.01. Indemnification by Lyondell. (a) From and after the
                        ---------------------------
Closing, Lyondell and the Lyondell Selling Subsidiaries, jointly and severally, shall indemnify Purchaser and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any Losses, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

          (i) any breach of any representation or warranty of Lyondell or the Lyondell Selling Shareholders that is contained in this Agreement or any Polyols Transfer Document (it being agreed and acknowledged by the parties that for purposes of Purchaser's right to indemnification pursuant to this
     Section 6.01 the representations and warranties of Lyondell and the Lyondell Selling Subsidiaries shall be deemed not qualified by any references herein or therein to materiality generally or to whether or not any breach results or may result in a Polyols Business Material Adverse Effect; provided, that such references to materiality or Polyols Business
             --------
     Material Adverse Effect shall apply for purposes of determining whether there has been a breach of a representation to the extent such references are contained in such representations);

          (ii) any breach of any covenant of Lyondell and the Lyondell Selling Subsidiaries contained in this Agreement or in any Polyols Transfer Document; and

          (iii) any Excluded Liability.

             (b) Lyondell and the Lyondell Selling Subsidiaries shall not have any liability with respect to breaches of representations and warranties in this Agreement or any Polyols Transfer Document:

           (i) under clause (i) of Section 6.01(a) unless the aggregate of all Losses for which Lyondell and the Lyondell Selling Subsidiaries would, but for this clause (i), be liable exceeds on a cumulative basis an amount equal to $40,000,000 (the "APA Threshold Amount"); but after such APA
                                --------------------
     Threshold Amount is reached Lyondell shall be responsible for the full amount of such Losses after the first $30,000,000. For purposes of this
     Section 6.01(b)(i) Losses under

     Section 3.13, to the extent they are not subject to 50:50 sharing under
     Section 6.01 (b)(v) and Purchaser has not waived the Closing condition in
     Section 5.11(b) of the Master Transaction Agreement, shall be included to determine whether the APA Threshold Amount has been reached; provided
                                                                  --------
     however, for determining the amount payable to Purchaser, such included
     -------
     Losses related to Section 3.13 shall be reduced by $10,000,000 or such lesser amount of such included Losses related to Section 3.13. For purposes of clarification, Schedule II sets forth numerical examples with respect to the preceding sentence. The APA Threshold Amount shall not apply to the representations and warranties set forth in Sections 3.11, or 3.14(b). For the avoidance of doubt, (A) any payments received by Purchaser or Losses for which Purchaser is not responsible in respect of such Sections 3.11, 3.14(b) or any Excluded Liability, and (B) Losses under Section 3.13 which are shared 50:50, shall not be included for purposes of calculating whether the APA Threshold has been met.

          (ii) under clause (i) of Section 6.01(a) for any individual items where the Loss relating thereto is less than $35,000;

          (iii) under clause (i) of Section 6.01(a) in excess of $300,000,000 (the "APA Cap"); provided, however, that this limitation shall not apply to
           -------    -----------------
     the representations and warranties set forth in Sections 3.11 or 3.14(b);

          (iv) under Section 6.01(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Purchaser or any Purchaser Affiliates, except to the extent such action taken or omitted to be taken is required under the terms of any Transaction Document; and

          (v) under clause (i) of Section 6.01(a) for breaches of Section 3.13 for either (A) any Losses in any amount less than $30,000,000 or (B) more than 50% of the amount of Losses above $30,000,000 incurred by Purchaser due to Lyondell's breaches of Section 3.13. In the event that Section 3.13 is breached to an extent that would give rise to a condition to Closing for Purchaser under Section 5.11(b) of the Master Transaction Agreement, but Purchaser chooses to waive such Closing condition and proceed with the consummation of the Transactions despite such breach, Lyondell shall have no obligation under this Article VI to indemnify Purchaser for such breaches of Section 3.13.

          (c) Lyondell's indemnification obligations with respect to Losses arising out of or relating to (x) the Excluded Environmental Liabilities set forth in Section 1.03(b)(xii) or (y) breaches of the representations or warranties contained in Section 3.14(b) shall be, in each case, subject to the following additional provisions:

              (i) Lyondell shall be required to indemnify Purchaser for any and all Losses that Purchaser proves arise out of or relate to the Excluded Environmental Liabilities or to breaches of the representation or warranties contained in Section 3.14(b);

              (ii) Notwithstanding anything to the contrary contained in this Agreement, Lyondell shall not be required to indemnify Purchaser for Losses to the extent that such Losses were exacerbated by an action taken or omitted to be taken by Purchaser or any Purchaser Affiliates or any of their respective employees, agents or assignees, unless such action taken or omitted to be taken is required by the terms of any of the Transaction Documents. For the avoidance of doubt, exacerbation shall not include the mere acceleration of the time at which a Loss arises, or the identification of an Excluded Environmental Liability that gives rise to such Loss;

              (iii) Notwithstanding anything to the contrary contained in this Agreement, Lyondell shall not be required to indemnify Purchaser for Losses to the extent that such Losses arise from or relate to an Environmental Condition which first came into existence after the Closing Date, or a noncompliance with Environmental Law, which noncompliance first occurred after the Closing Date, unless and to the extent such Losses are (A) otherwise Excluded Liabilities pursuant to this Agreement, (B) otherwise relate to breaches of the representation or warranties contained in Section 3.14(b) or (C) otherwise required to be indemnified by Lyondell pursuant to
     Section 6.01(c)(v);

              (iv) If Purchaser makes an Environmental Claim in accordance with the procedures set forth in Section 6.05, and Lyondell and Purchaser, after good faith negotiations, dispute the extent to which such Loss is indemnifiable under this Agreement, then either Purchaser or Lyondell may elect to resolve the portion of such Loss that is in dispute (the "Disputed
                                                                        --------

     Environmental Loss") pursuant to the Dispute Resolution Procedures. If the
     ------------------
     determination made pursuant to the Dispute Resolution Procedures is that Purchaser has not proved that such Disputed Environmental Loss is indemnifiable pursuant to this Agreement and Lyondell has not proved that Lyondell is not responsible for such Disputed Environmental Loss pursuant to this Agreement, the parties shall apportion such Disputed Environmental Loss in accordance with Section 6.01(c)(iv)(A) - (D) below; provided,
                                                                 --------
     however, that any Disputed Environmental Loss relating to Section
     -------
     1.03(b)(xii)(A) shall not be apportioned in accordance with Section 6.01(c)(iv)(A) - (D).

                    (A) If Purchaser makes a claim on or prior to the fifth anniversary of the Closing Date, Lyondell shall be responsible for one hundred percent (100%) of any such Disputed Environmental Loss;

                    (B) If Purchaser makes a claim after the fifth anniversary and on or prior to the tenth anniversary of the Closing Date, Lyondell and Purchaser shall each be responsible for fifty percent (50%) of any such Disputed Environmental Loss;

                    (C) If Purchaser makes a claim after the tenth anniversary and on or prior to the fifteenth anniversary of the Closing Date, Lyondell shall be responsible for twenty-five percent (25%) and Purchaser shall be responsible for seventy-five percent (75%) of any such Disputed Environmental Loss; and

                    (D) If Purchaser makes a claim on or after fifteenth anniversary of the Closing Date, Purchaser shall be responsible for one hundred percent (100%) of any such Disputed Environmental Loss.

               (v) Lyondell shall bear the risk of, and be responsible for, costs relating to Remediation Activities resulting from changes in Environmental Laws that may occur after the Closing Date to the extent that such Remediation Activities relate to Environmental Conditions existing on or prior to the Closing Date and relating to soil or groundwater.

               (vi) With respect to Losses in connection with the West Virginia plants that arise out of or relate to any Excluded Environmental Liabilities or a breach of Section 3.14(b):

               (A) Purchaser may seek indemnification either (1) directly from Lyondell pursuant to this Agreement or (2) at Lyondell's expense and pursuant to this Section (c)(vi), from certain prior owners or operators of the West Virginia Plant pursuant to the agreements between Lyondell and such prior owners and operators that are identified in Exhibit A (the "West Virginia Environmental
                                        ---------------------------
          Indemnification Agreements").
          --------------------------

               (B) If Purchaser elects to seek indemnification directly from Lyondell, Purchaser shall reassign its rights to seek indemnification pursuant to the West Virginia Environmental Indemnification Agreements and Lyondell shall pursue such indemnification to the extent it deems appropriate. Purchaser shall cooperate with Lyondell in the pursuit of such indemnification as set forth in Section 6.05(b), with Lyondell being deemed the "indemnifying party" and Purchaser being deemed the "indemnified party" for purposes thereof.

               (C) If Purchaser elects to seek indemnification pursuant to the West Virginia Environmental Indemnification Agreements, Purchaser shall vigorously pursue such indemnification, and Lyondell shall cooperate with Purchaser in such pursuit as set forth in Section 6.05(b), with Purchaser being the "indemnifying party" and Lyondell being the "indemnified party" for purposes thereof. Purchaser shall not agree to any settlement, compromise or discharge of such claims pursuant to the West Virginia Environmental Indemnification Agreements without the consent of Lyondell unless Purchaser, in writing (i) waives any claim it may have against Lyondell and (ii) releases Lyondell from any liability or responsibility with respect thereto, which waiver or release must be in writing to be deemed effective. If Purchaser does not so waive claims and release Lyondell, Purchaser shall allow Lyondell to participate in the pursuit of such claims to the extent Lyondell deems appropriate.

               (D) To the extent Losses claimed by Purchaser pursuant to the terms of this Section 6.01(c)(vi) are not fully indemnified in accordance with Section 6.01(c)(vi)(C) (unless Purchaser waives its claims and releases Lyondell as set forth in Section 6.01(c)(vi)(C), in which case, Lyondell shall have no further liability with respect thereto), Lyondell shall indemnify Purchaser for such Losses in accordance with the terms of this Agreement. For the avoidance of doubt, in the event that Lyondell acknowledges, acting in good faith, or it is determined in accordance with the Dispute Resolution Procedures, that Purchaser proved an Environmental Claim with respect to the West Virginia plants, Lyondell shall be required to indemnify Purchaser as provided herein and in accordance with the procedures of
          Section 6.05, and shall not delay such indemnification pending the prosecution or resolution of any claim for indemnification which Lyondell may decide to pursue under the West Virginia Environmental Indemnification Agreements.

               (vii) Unless otherwise agreed by Lyondell and Purchaser in accordance with Section 6.05(b), Lyondell's indemnification obligations for Environmental Claims with respect to the correction of instances of noncompliance with Environmental Law or Remediation Activities relating to Environmental Conditions shall be limited to the most economical manner of such correction of noncompliance or Remediation Activities, in accordance with good engineering practices, but in no event less than is necessary to comply with Environmental Law and, if required under Environmental Law, obtain the approval of the Governmental Entity with jurisdiction over the matter.

               (viii) The standard of proof that will apply to any proof or showing that must be made under Article VI, including the Dispute Resolution Procedures, shall be a preponderance of the evidence.

          (d) The following provisions shall also apply to Lyondell's indemnification obligations under this Article VI:

         (i) payments made by Lyondell under Article VII of the Master Transaction Agreement shall be taken into account for purposes of establishing whether or not the APA Cap has been reached; and

         (ii) Losses that are included in Section 7.01(b)(ii) of the Master Transaction Agreement for purposes of calculating whether the Lyondell MTA Threshold Amount has been reached shall be taken into account for purposes of establishing whether the APA Threshold Amount has been reached.

          (iii) For the avoidance of doubt, the purpose of Sections 6.01(d)(i) and (ii) and Sections 7.01(c)(i) and (ii) of the Master Transaction Agreement is to insure that (A) the APA Cap and the Lyondell MTA Cap are considered together as one combined cap and (B) the APA Threshold Amount and the Lyondell MTA Threshold Amount are considered together as one combined threshold.

            SECTION 6.02. Indemnification by Purchaser. From and after the
                          ----------------------------
Closing, Purchaser and its Affiliates shall indemnify Lyondell and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Loss, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any breach of any covenant of Purchaser or any Purchaser Designee contained in this Agreement or in any Polyols Transfer Document and (ii) any Assumed Liability. Purchaser shall indemnify and defend Lyondell from any and all Losses relating to or arising out of the use by Purchaser of the name "Lyondell" in violation of Section 4.05 or of the Lyondell tradenames and trademarks pursuant to Section 4.09.

            SECTION 6.03. Calculation of Losses; Mitigation; Limitation on
                          ------------------------------------------------
Consequential Punitive and Exemplary Damages. (a) The amount of any Loss for
--------------------------------------------
which indemnification is provided under this Article VI shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

            (b) Each of Purchaser and Lyondell shall attempt to mitigate and shall cause each of its Affiliates to attempt to mitigate any Losses that such Parent Party may suffer as a consequence of any matter giving rise to a right to indemnification against the other Parent Party under this

Article VI by taking all actions which a reasonable person would undertake to minimize or alleviate the amount of such Losses and the consequences thereof, as if such person would be required to suffer the entire amount of such Losses and the consequences thereof by itself, without recourse to any remedy against another person, including pursuant to any right of indemnification hereunder, provided that nothing in this Section 6.03(b) shall oblige either of Purchaser and Lyondell or any of their respective Affiliates to seek recourse from its insurers.

            (c) Neither Parent Party nor their respective Affiliates shall be liable to the other Parent Party under this Article VI for indemnification of any punitive, consequential or exemplary damages with respect to claims between such Parent Parties and their Affiliates; provided, however, that this Section
                                          --------  -------
6.03(c) shall not be construed to limit either Parent Party's rights to indemnification under this Article VI for punitive, consequential or exemplary damages paid by such Parent Party in respect of a Third Party Claim.

            SECTION 6.04. Termination of Indemnification. The obligations to
                          ------------------------------
indemnify and hold harmless any party, (i) pursuant to Section 6.01(a)(i) shall terminate when the applicable representation or warranty terminates pursuant to
Section 5.02, (ii) pursuant to Section 6.01(a)(ii) and Section 6.02, shall terminate two years after the termination of the applicable covenant and (iii) pursuant to the other clauses of Sections 6.01 and 6.02 shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall
--------  -------
not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to Section 6.05 to the Person to be providing the indemnification.

            SECTION 6.05. Procedures. (a) In order for a party (the "indemnified
                          ----------                                 -----------
party"), to be entitled to any indemnification provided for under this Agreement
-----
in respect of, arising out of or involving a claim made by any Person other than a Parent Party or its Affiliate against the indemnified party (a "Third Party
                                                                  -----------
Claim"), such indemnified party must notify the indemnifying party in writing
-----
(including copies of all papers served or delivered with respect to such claim) of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim, which notice shall describe in reasonable detail the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third

Party Claim to the extent feasible and the basis of the indemnified party's request for indemnification hereunder; provided, however, that failure to give
                                       --------  -------
such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably
                    --------  -------
objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and that would not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the predominant remedy sought in the Third Party Claim is for an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

          (c) In the event a Third Party Claim is brought in which the liability as between the parties to this Agreement is alleged by the Person bringing such claim to be joint, the parties shall cooperate in the joint defense of such Third Party Claim and shall offer to each other such assistance as may reasonably be requested in order to encourage the proper and adequate defense of any such matter. Such joint defense shall be under the general management and supervision of the party which would reasonably be expected to bear the greater share of the liability, unless otherwise agreed; provided, however, that neither
                                                 --------  -------
Purchaser nor any of its Affiliates or Lyondell nor any of its Affiliates shall settle or compromise any such joint defense without the consent of Lyondell or Purchaser, as the case may be, which consent shall not be unreasonably withheld or delayed. Any uninsured costs of such joint defense shall be borne as the parties may agree, provided, however, that in the absence of such agreement, the defense costs shall be borne by the party incurring such costs; provided
                                                                --------
further, however, that, if it is later determined that one party was entitled to
-------  -------
indemnification for such liability under this Article VI, the other party shall reimburse the party entitled to indemnification for all of its costs incurred in connection with such defense.

          (d) Other Claims. In the event any indemnified party should have a
              ------------
claim against any indemnifying party
under Section 6.01 or 6.02 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver written notice of such claim with reasonable promptness to the indemnifying party which notice shall describe in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible and the basis of the indemnified party's request for indemnification hereunder. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 6.01 or 6.02, except to the extent that the indemnifying party demonstrates that it has been actually prejudiced by such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with the Dispute Resolution Procedures.

          SECTION 6.06. Survival. The covenants contained in Sections 4.03,
                        --------
4.04, 4.06 and 4.07(b) shall survive the Closing and shall not terminate. Except as provided in the preceding sentence, the representations, warranties, covenants and agreements contained in this Agreement or in any certificates delivered pursuant to this Agreement shall survive the Closing solely for purposes of Article VI and shall terminate on the two year anniversary of the Closing Date, except for (i) the representations and warranties in Section 3.02, 3.03(a) and 3.14(b), which shall not terminate, (ii) the representations and warranties in Section 3.11, which shall terminate upon the termination of the applicable statute of limitations and (iii) the representations and warranties contained in Section 3.03(b) and 3.07, which shall terminate on the one year anniversary of the Closing Date.

                                  ARTICLE VII

          SECTION 7.01. This Agreement is the Asset Purchase Agreement referred to in the Master Transaction Agreement. Unless the context shall otherwise require, terms used and not defined herein shall have the meanings assigned thereto in the Defined Terms Index attached as

Appendix A hereto, which also contains Documentary Conventions which shall govern this Agreement.

          IN WITNESS WHEREOF, Lyondell, the Lyondell Selling Subsidiaries and Purchaser have duly executed this Agreement as of the date first written above.

                                            LYONDELL CHEMICAL COMPANY,

                                              by

                                                /s/ Ed Dineen
                                                --------------------------------
                                                Name:  Ed Dineen
                                                Title: Senior Vice President,
                                                       Urethanes and
                                                       Performance Chemical

                                            LYONDELL CHIMIE FRANCE SNC,

                                              by

                                                /s/ Morris Gelb
                                                --------------------------------
                                                Name:  Morris Gelb
                                                Title: President

                                            LYONDELL TAIWAN, INC.,

                                              by

                                                /s/ Charles C. Yang
                                                --------------------------------
                                                Name:  Charles C. Yang
                                                Title: President

                                            LYONDELL INDONESIA, INC.,

                                              by

                                                /s/ Charles C. Yang
                                                --------------------------------
                                                Name:  Charles C. Yang
                                                Title: President


                                            LYONDELL SINGAPORE PTE LTD.,

                                              by

                                                /s/ Charles C. Yang
                                                --------------------------------
                                                Name:  Charles C. Yang
                                                Title: President

                                     ARCO CHEMICAL TECHNOLOGY, L.P.,

                                       by

                                         /s/ Francis P. McGrail
                                         -------------------------------------
                                         Name:  Francis P. McGrail
                                         Title: President

                                     LYONDELL CHEMICAL WORLDWIDE, INC.,

                                       by

                                         /s/
                                         -------------------------------------
                                         Name:
                                         Title:

                                     LYONDELL CHEMICAL CANADA INC.,

                                       by

                                         /s/ Morris Gelb
                                         -------------------------------------
                                         Name:  Morris Gelb
                                         Title: President

                                     LYONDELL GREATER CHINA, LTD.,

                                       by

                                         /s/ Charles C. Yang
                                         -------------------------------------
                                         Name:  Charles C. Yang
                                         Title: President

                                     LYONDELL QUIMICA DO BRASIL, LTDA,

                                       by

                                         /s/ Francis P. McGrail
                                         -------------------------------------
                                         Name:  Francis P. McGrail
                                         Title: President

                                     LYONDELL ASIA PACIFIC, LTD.,

                                       by

                                         /s/ Charles C. Yang
                                         -------------------------------------
                                         Name:  Charles C. Yang
                                         Title: President

                               LYONDELL THAILAND, LTD.,

                                 by

                                   /s/ Charles C. Yang
                                   -------------------------------------------
                                   Name:  Charles C. Yang
                                   Title: President

                               LYONDELL CHEMICAL NEDERLAND, LTD.,

                                 by

                                   /s/ Morris Gelb
                                   -------------------------------------------
                                   Name:  Morris Gelb
                                   Title: President

                               LYONDELL CHEMICAL PRODUCTS EUROPE, INC.,

                                 by

                                   /s/ Morris Gelb
                                   -------------------------------------------
                                   Name:  Morris Gelb
                                   Title: President

                               ARCO CHEMICAL PROPERTIES, L.P.

                                 by

                                   /s/ Francis P. McGrail
                                   -------------------------------------------
                                   Name:  Francis P. McGrail
                                   Title: President

                                              BAYER AG,

                                              by

                                              /s/ Hans-Joachim Kaiser
                                              -----------------------------
                                              Name:  Hans-Joachim Kaiser
                                              Title: Head of Business Group,
                                                     Polyurethanes

                                              BAYER CORPORATION,

                                              by

                                              /s/ H. J. Kogelnik
                                              -----------------------------
                                              Name:  H. J. Kogelnik
                                              Title: President of Polyurethanes
                                                     Division